UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a – 101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Parker Drilling Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders and Proxy Statement May 1, 2014

            Your broker cannot vote your shares for the election of directors and certain other matters without your instructions. If you do not provide voting instructions, your shares will not be voted or counted in the election of directors and certain other matters. We urge you to vote.

PARKER DRILLING COMPANY

5 Greenway Plaza, Suite 100

Houston, TX 77046

March 21, 2014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

On behalf of your board of directors and management, we are pleased to invite you to attend the Annual Meeting of Stockholders of Parker Drilling Company, a Delaware corporation, which will be held on Thursday, May 1, 2014, at 9:00 a.m., Central Daylight Time, at the Doubletree by Hilton Hotel Houston – Greenway Plaza, 6 East Greenway Plaza, Houston, Texas, 77046, for the following purposes:

(1)	to elect the four nominees named in the accompanying Proxy Statement as Class III Directors for a three-year term;

(2)	to approve, on a non-binding advisory basis, the compensation of our named executive officers;

(3)

to consider and act upon a proposal for the ratification of the selection made by our Audit Committee appointing KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2014; and

(4)	to transact such other business as may properly come before the meeting and any reconvened meeting following any adjournment or postponement thereof.

We will also report our 2013 performance and answer your questions. You will have the opportunity to meet some directors and officers of the Company. In addition, a representative of KPMG, our independent registered public accounting firm, will be present and available to answer appropriate questions.

The record date for the determination of the stockholders entitled to vote at the Annual Meeting is fixed as of the close of business on March 14, 2014.

A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder and for any purpose relevant to the Annual Meeting, both at the Annual Meeting on May 1, 2014 and during ordinary business hours for ten days prior to the Annual Meeting at 5 Greenway Plaza, Suite 100, Houston, Texas 77046.

We are furnishing proxy materials to our stockholders using the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish proxy materials over the Internet. As a result, on March 21, 2014, we are mailing a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) to many of our stockholders instead of a paper copy of the accompanying Proxy Statement and our 2013 Annual Report. The E-Proxy Notice contains instructions on how to access our 2014 Proxy Statement and 2013 Annual Report over the Internet. The E-Proxy Notice also provides instructions on how you can request a paper copy of proxy materials, including the 2014 Proxy Statement, our 2013 Annual Report and a form of proxy card. All stockholders who do not receive an E-Proxy Notice, including the stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail, which paper copies will be mailed on or about March 21, 2014, unless these stockholders have previously requested delivery of proxy materials electronically. If you received your proxy materials via e-mail in accordance with your previous request, the e-mail contains voting instructions and links to the Proxy Statement and the 2013 Annual Report on the Internet.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, please vote by proxy as soon as possible. You may vote by proxy over the Internet, by telephone and, if you received paper copies of the proxy materials by mail, you may vote by following the instructions on the proxy card.

If you do attend the meeting and desire to vote in person, you may do so even though you have previously voted by proxy.

Thank you for your ongoing support and continued interest in Parker Drilling Company. We look forward to seeing you at the Annual Meeting. If you cannot attend the Annual Meeting, please log on to our website at www.parkerdrilling.com as we will post copies of a Press Release and Form 8-K announcing the voting results of the Annual Meeting shortly thereafter.

By order of the Board of Directors,

/s/ Jon-Al Duplantier
Jon-Al Duplantier
Secretary

i

PARKER DRILLING COMPANY

5 GREENWAY PLAZA, SUITE 100

HOUSTON, TEXAS 77046

PROXY STATEMENT

About Our Annual Meeting

Why am I receiving these materials?

The Board of Directors (“Board”) of Parker Drilling Company (“Parker,” the “Company,” “we,” “us” or “our”) has made these proxy materials available to you over the Internet or delivered paper copies of these materials to you by mail in connection with our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) which will take place on May 1, 2014 at 9:00 a.m., Central Daylight Time, at 6 East Greenway Plaza, Houston, Texas 77046. As a stockholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules promulgated by the SEC, which information is intended to assist you in voting your shares.

Who may attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a Parker stockholder as of the close of business on March 14, 2014, or hold a valid proxy to vote at the Annual Meeting. Your E-Proxy Notice or your proxy card that you received, if you requested paper copies of your proxy materials, is your invitation to attend the Annual Meeting. If you plan to attend the Annual Meeting, you may either vote your proxy prior to the meeting or bring your E-Proxy Notice or proxy card and vote at the Annual Meeting as explained below. In the event you plan on attending the Annual Meeting in person, your proxy card must be presented to gain entry into the meeting.

No cameras, recording equipment or electronic devices will be permitted in the Annual Meeting.

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

-    the election of four Class III Directors (“Proposal 1”);

-    an advisory vote on the compensation of our named executive officers (“Proposal 2”); and

-    the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year 2014 (“Proposal 3”).

We will also consider other business that properly comes before the Annual Meeting, although the Company is not aware of any such business at this time.

Why did I receive a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders an E-Proxy Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the E-Proxy Notice will have the opportunity to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the E-Proxy Notice. In addition, the E-Proxy Notice contains instructions on how you may request to receive proxy materials in printed form by mail or access them electronically on an ongoing basis.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

We are providing an E-Proxy Notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where the proxy materials are available and a link to the proxy voting website.

In addition, we are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside the United States, with paper copies of the proxy materials instead of an E-Proxy Notice about the Internet availability of the proxy materials.

How can I access the proxy materials over the Internet?

Your proxy card or E-Proxy Notice about the Internet availability of the proxy materials will contain instructions on how to:

-	view our proxy materials for the Annual Meeting on the Internet; and

-	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at www.parkerdrilling.com.

Additionally, your proxy card or E-Proxy Notice will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where our proxy materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

Who is entitled to vote at the Annual Meeting?

Holders of the Company’s common stock (“Common Stock”) at the close of business on the record date of March 14, 2014, are entitled to vote their shares at the Annual Meeting. On the record date, there were 120,914,041 shares of Common Stock issued and outstanding.

Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. You may vote all shares owned by you as of this time, including (a) shares held directly in your name as the stockholder of record, including shares acquired through the Parker Drilling 401(k) Retirement Savings Plan (“401(k) plan”), and (b) shares held by you as the beneficial owner (or “street name”) through a broker, trustee or other nominee such as a bank.

If you own shares in Parker’s 401(k) plan and do not vote, the trustee of the plan will vote your plan shares in the same proportion as shares for which instructions were received from other participants in the 401(k) plan.

How can I vote my shares in person at the Annual Meeting?

We will distribute written ballots to any stockholder of record who wants to vote in person at the Annual Meeting. However, if you are the beneficial owner of shares held in street name, you must request and obtain a legal proxy, executed in your favor, from the broker, trustee, nominee or other holder of record, and present such legal proxy at the Annual Meeting, in order to vote at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you also vote your proxy as described below so that your vote will be counted if you later decide to not attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:

Vote By Internet

Stockholders who have received an E-Proxy Notice of the availability of the proxy materials on the Internet may submit proxies over the Internet by following the instructions on the E-Proxy Notice. Stockholders who have received notice of the availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card by mail may submit proxies over the Internet by following the instructions on the proxy card.

Vote by Telephone

You may vote using a telephone by following the “Vote by Telephone” instructions on your proxy card or E-Proxy Notice. You must have the control number that appears on your proxy card or in your E-Proxy Notice available when voting. If you vote by telephone, you do not have to mail in your proxy card.

Vote by Mail

If you received a paper copy of a proxy card by mail, you may submit your proxy by completing, signing and dating your proxy card and mailing it in the enclosed, prepaid and addressed envelope.

How will my shares be voted if I vote by proxy?

Your shares will be voted:

-       as you instruct; and

-       according to the best judgment of Gary G. Rich and Jon-Al Duplantier on any other business that properly comes before the Annual Meeting.

Will my shares be voted if I do not vote by proxy?

If you are a stockholder of record and do not mark your voting instructions on your proxy card, your shares will be voted:

-	FOR the election of the four nominees for Class III Director;

-	FOR the approval of the compensation of our named executive officers;

-	FOR the proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for 2014; and

-	according to the best judgment of Gary G. Rich and Jon-Al Duplantier on any other business that properly comes before the Annual Meeting.

If you hold your shares through a bank or brokerage account, and you do not instruct your broker how to vote prior to the Annual Meeting in accordance with the broker’s instructions or by the deadlines provided by your broker, your shares will not be voted on any matter other than the ratification of the appointment of the Company’s independent registered public accounting firm for 2014. A broker non-vote occurs when a broker submits a proxy with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. Your broker will not have discretion to vote on non-routine matters absent direction from you, including the election of directors and the non-binding advisory vote on executive compensation.

What is the deadline for voting my shares?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting.

If you are a beneficial owner of shares held through a broker, trustee or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” each of the nominees for Class III Director, “FOR” approval of the compensation of our named executive officers, and “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for the year 2014.

Can I change my vote?

If you are a stockholder of record, you can revoke your proxy and change your vote at any time before the proxy is exercised by:

-	timely delivery of written notice to the Secretary of the Company at the Company’s principal executive offices at 5 Greenway Plaza, Suite 100, Houston, Texas 77046;

-	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

-	voting by ballot at the Annual Meeting.

For shares you hold as beneficial owner, you may change your vote by submitting new voting instructions to your broker, trustee, nominee or other record holder; or, if you have obtained a legal proxy from your broker, trustee, or nominee giving you the right to vote your shares, you can change your vote by attending the Annual Meeting and voting in person.

What happens if additional matters are presented at the Annual Meeting?

Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant your proxy, the persons named as proxy holders, Gary G. Rich and Jon-Al Duplantier, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for Class III Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board. We know of no reason why any of the nominees will be unavailable or unable to serve.

The chairman of the annual meeting may refuse to allow the transaction of any business with respect to which advance notice was not provided in accordance with the Company’s By-laws as set forth under “Stockholder Proposals” on page 6 of this Proxy Statement, or to acknowledge the nomination of any person other than as provided under “Nomination of Director Candidates” on page 7 of this Proxy Statement.

What constitutes a quorum?

The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

What are the voting requirements to approve each of the proposals?

A plurality of the votes cast is required for the election of directors. This means that the director nominee receiving the highest number of votes cast for a particular position on the Board is elected for that position. Abstentions, withheld votes and broker non-votes will have no effect on the election of directors. Cumulative voting is not permitted.

The affirmative vote of the holders of a majority of the shares of Common Stock casting a vote on the proposal is required to approve, on an advisory basis, the compensation of our named executive officers although such vote will not be binding on us.

The affirmative vote of a majority of the shares of Common Stock casting a vote on the proposal is required to ratify the appointment of KPMG as the independent registered public accounting firm for the Company for 2014.

You may vote “for” or “against” approval of the compensation of our executive officers and the ratification of the appointment of KPMG as our independent registered public accounting firm for 2014, or “abstain” from voting. Abstentions will not be counted in tabulating the number of votes cast on proposals submitted to stockholders and, therefore, will have no effect on the outcome of the votes. If you hold your shares in a brokerage or other street name account, your broker will not vote your shares for Proposals 1 or 2 without your instruction.

Where can I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting. We will also publish these results in a Current Report on Form 8-K which will be filed with the SEC. A copy of the report will be available in the Investor Relations section of our website at www.parkerdrilling.com and through the SEC’s electronic data system at www.sec.gov. You can obtain a paper copy by contacting our Investor Relations Department at (281) 406-2030 or the SEC at (202) 942-8090 for the location of the nearest public reference room.

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact:

Wells Fargo Bank, N.A.

Shareowner Services

P. O. Box 64854

St. Paul, MN 55164-0854

Toll free: (800) 468-9716

Phone: (651) 450-4064

What should I do if I receive more than one set of voting materials?

You may receive more than one E-Proxy Notice, more than one e-mail or more than one paper copy of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate E-Proxy Notice, a separate e-mail or separate proxy card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one E-Proxy Notice, more than one e-mail and more than one proxy card. To vote all your shares by proxy, you must complete, sign, date and return each proxy card that you receive and vote over the Internet the shares represented by each E-Proxy Notice and e-mail that you receive (unless you have requested and received a proxy card for the shares represented by one or more of those E-Proxy Notices or e-mails). If you would like to combine various accounts of your household into one for purposes of proxy solicitation and voting, please contact our stock transfer agent at (800) 468-9716 and instruct the shareowner services representative to do so.

How may I obtain a separate set of voting materials?

If you share an address with another stockholder, only one set of proxy materials (including our 2013 Annual Report and Proxy Statement) is being delivered to this address, unless you have provided contrary instructions to us. If you wish to receive a separate set of proxy materials now or in the future, you may write or call to request a separate copy of these materials from our transfer agent at:

Wells Fargo Bank, N.A.

Shareowner Services

P. O. Box 64854

St. Paul, MN 55164-0854

Toll free: (800) 468-9716

Phone: (651) 450-4064

Who will bear the cost of soliciting votes for the Annual Meeting?

The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the E-Proxy Notices and these proxy materials and soliciting votes. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of the E-Proxy Notices and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communications by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have also hired Mediant Communications, LLC to assist us in the distribution of proxy materials described above. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for the costs of forwarding proxy and solicitation materials to stockholders.

How can I get a list of stockholders?

The names of stockholders of record entitled to vote will be available at the Annual Meeting. You may also review the list of names of stockholders of record for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, between the hours of 8:00 a.m. and 4:30 p.m., Central Daylight Time, at our principal executive offices at 5 Greenway Plaza, Suite 100, Houston, Texas, 77046.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in the Proxy Statement for the annual meeting next year, the written proposal must be received by the Secretary of the Company at our principal executive offices at 5 Greenway Plaza, Suite 100, Houston, Texas 77046 no later than Friday, November 21, 2014.

For a stockholder proposal that is not intended to be included in Parker’s Proxy Statement, the stockholder must provide the information required by our By-laws and give timely notice to our corporate Secretary, which, in general, requires that the notice be received by the Secretary of the Company no less than 90 days and no more than 120 days in advance of next year’s annual meeting. If less than 100 days notice or prior public disclosure of the date of next year’s annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of next year’s annual meeting is mailed or such public disclosure is made.

Nomination of Director Candidates: You may propose director candidates for consideration by the Corporate Governance Committee by submitting the candidate’s name and other relevant information to the Presiding Director of the Company’s Board at the principal executive offices set forth above. In order to allow time for review of the candidates’ credentials, please submit candidates to the Presiding Director by December 31, 2014. Our procedure for selection of director candidates is described below under “Selection of Nominees as Director Candidates.”

In addition, the By-laws of Parker permit stockholders to nominate directors for election at the Annual Meeting. To nominate a director, the stockholder must deliver the information required by the By-laws of Parker and by Regulation 14A of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, the stockholder must give notice to the corporate Secretary of Parker no less than 90 days and no more than 120 days in advance of next year’s annual meeting. If less than 100 days notice or prior public disclosure of the date of next year’s annual meeting is given or made to stockholders, a nomination by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of next year’s annual meeting is mailed or such public disclosure is made.

How may I obtain the Company’s 2013 Annual Report on Form 10-K?

A copy of our 2013 Annual Report on Form 10-K is enclosed. It is part of our Annual Report to Stockholders.

Stockholders may request another free copy of the 2013 Annual Report on Form 10-K from our executive office address, or it may be accessed on our website at www.parkerdrilling.com.

Where can I find more information about Parker?

The Company maintains a corporate website at www.parkerdrilling.com, and stockholders can find additional information about the Company on the Investor Relations section of the website. Visitors to the Investor Relations portion of the website can view and print copies of the Company’s SEC filings, including Forms 10-K, 10-Q and 8-K as soon as reasonably practicable after those filings are made with the SEC. Copies of the charters for each of the Audit Committee, the Compensation Committee and the Corporate Governance Committee and Parker’s Code of Conduct and the Company’s Corporate Governance Principles are all available through the website. Alternatively, stockholders may obtain, without charge, copies of all of these documents by writing to the Secretary of the Company at 5 Greenway Plaza, Suite 100, Houston, Texas 77046. Please note that the information contained on Parker’s website is not incorporated by reference or considered to be a part of this Proxy Statement.

How can I get a copy of By-laws provisions?

You may contact the Company’s corporate Secretary at our principal executive offices for a copy of the relevant By-laws provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our By-laws are also available on our website at www.parkerdrilling.com in the “About Us” section under “Governance.”

GOVERNANCE OF OUR COMPANY

Corporate Governance Principles

The Board has adopted the Company’s Corporate Governance Principles, which comply with the requirements of the corporate governance listing standards of the New York Stock Exchange (“NYSE”). From time to time we may revise our Corporate Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of stockholders. Our Corporate Governance Principles are published on our website at www.parkerdrilling.com in the “About Us” section under “Governance.”

Board Leadership Structure

Our By-laws currently give the board of directors the flexibility to determine whether the roles of Chairman and Chief Executive Officer should be combined or separate. The Board believes that its leadership structure is a meaningful part of the Company’s succession planning process. Since October 2012, Mr. Gary G. Rich has served as Chief Executive Officer. Mr. Rich is standing for re-election as a Class III member of the Board and, if elected, will be appointed to the office of Chairman. Mr. Robert L. Parker, Jr., who acted as Executive Chairman through December 31, 2013, remains as (non-executive) Chairman of the Board of Directors through May 1, 2014. Mr. Parker is standing for re-election to a three-year term as a Class III member of the Board.

In keeping with our Governance Principles, we have also established the position of Presiding Director, a position held by a non-employee director, whose responsibilities include (a) acting as the principal liaison between the non-employee directors and the Chief Executive Officer, (b) coordinating the activities of the non-employee directors and the independent directors when acting as a group, and (c) receiving and addressing communications from interested parties contacting the non-employee directors. During 2013, the non-employee directors met in executive sessions in conjunction with the regular Board meetings. Mr. Roger B. Plank has served as a director since 2004 and is currently the Presiding Director.

Communications with the Board

Stockholders and other parties interested in communicating directly with the Presiding Director, with the non-employee directors as a group or with the Board, may do so by writing to the Presiding Director, Parker Drilling Company, 5 Greenway Plaza, Suite 100, Houston, Texas 77046. The Board’s process for handling these communications is as follows:

•	The General Counsel is to review the correspondence.

•	The Presiding Director has directed the General Counsel to forward all correspondence that relates to human resource matters to the Human Resources department.

•	The Presiding Director has directed the General Counsel to forward all non-human resources correspondence to the Presiding Director.

•	The Presiding Director will determine whether or not such communication warrants consideration by a committee of the Board or by the entire Board.

•	When appropriate, the Presiding Director will respond to the communication on behalf of the non-employee directors or the Board.

•

Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Chief Compliance Officer, the Internal Audit department and/or the General Counsel in accordance with the Company’s “Whistleblower Policy” described below under “Procedure for Reporting Complaints Regarding Accounting Practices, Internal Accounting Controls and Audit Practices.” Such matters are investigated and reported to the Audit Committee, and the Audit Committee provides oversight to ensure that any remediation deemed appropriate is completed.

Selection of Nominees as Director Candidates

The Corporate Governance Committee is responsible for reviewing candidates and proposing candidates for director nominees each year. The Corporate Governance Committee Charter requires the Corporate Governance Committee to review the qualifications of any candidate who has been submitted for consideration as a director nominee and to advise the Board of its assessment. The Corporate Governance Principles and Corporate Governance Committee Charter do not provide any minimum qualifications, but do provide that the directors should consider independence, diversity (with diversity being construed broadly to include a variety of perspectives, opinions, experiences and backgrounds), age, skills and experience in the context of the needs of the Board in making its determination of an appropriate candidate. However, the Board does not have a policy with respect to the consideration of diversity in identifying director nominees.

The Corporate Governance Committee considers for Board membership candidates suggested by its committee members and other Board members, as well as the Company’s management and the stockholders. The Corporate Governance Committee has the authority to retain a third-party search firm to assist in the identification of qualified candidates. The Corporate Governance Committee will also consider whether to nominate any person submitted pursuant to the provisions of the Company’s By-laws described above relating to stockholder nomination. A stockholder who wishes to recommend a candidate to be considered as a director nominee at next year’s annual meeting should notify the Presiding Director in writing at: Presiding Director, Parker Drilling Company, 5 Greenway Plaza, Suite 100, Houston, Texas 77046, and include any supporting information that the stockholder deems appropriate by December 31, 2014, to enable the Corporate Governance Committee sufficient time to review the qualifications of candidates.

The procedure for evaluating candidates recommended by stockholders is identical to the procedure for evaluating candidates proposed by other directors, the Company’s management or by a search firm hired by the Corporate Governance Committee.

Director Independence Determination

In accordance with the NYSE Corporate Governance Listing Standards, the Board has conducted its annual review of director independence to determine, based upon an earlier review and analysis by the Corporate Governance Committee, whether or not any non-employee directors had any material relationships or had engaged in material transactions with the Company. The analysis was based on information obtained from the directors in response to a director questionnaire that each director is required to complete and sign each year, including disclosure of any transaction(s) with the Company in which the director, or any member of his or her immediate family, have a direct or indirect material interest and any transaction(s) between the Company and any other company of which a director is an employee, or has a family member who is an executive officer. Transactions reviewed by the Board included those reported under “Certain Relationships and Related Party Transactions” on page 19 of this Proxy Statement. The Board then made a determination regarding whether any identified transactions or relationships are addressed in the specific independence criteria of the NYSE Corporate Governance Listing Standards, and if so, whether the transactions identified exceeded the objective thresholds for independence. The Board further examined all other transactions and relationships to determine if such transaction(s), irrespective of their magnitude in terms of the objective criteria specified by the NYSE, would otherwise adversely affect the independence of any non-employee director who had engaged in any such transaction(s), individually or through a company with whom the director is employed, or had any relationship with the Company during 2013. As a result of this review, the Board affirmatively determined that all of the non-employee directors except Mr. Parker are independent under the NYSE Corporate Governance Listing Standards. Our independent directors are Jonathan M. Clarkson, George J. Donnelly, Robert W. Goldman, Gary R. King, Richard D. Paterson, Roger B. Plank, R. Rudolph Reinfrank, and Peter C. Wallace.

Parker Policy on Business Ethics and Conduct

All of our Board members and employees, including our Chairman, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, are required to abide by the Company’s Code of Conduct (the “Code of Conduct”) to ensure that our business is conducted in accordance with the requirements of law and the highest ethical standards. The Code of Conduct contains provisions on financial ethics consistent with the ethics requirements of the SEC that were instituted pursuant to the Sarbanes-Oxley Act of 2002 (“SOX”) and the corporate governance listing standards of the NYSE.

The full text of the Code of Conduct is published on our website at www.parkerdrilling.com at “About Us” under the “Governance” section. In accordance with SEC rules, we will disclose on our website any future amendments to the Code of Conduct and any waivers of such code that affect directors and executive officers and senior financial personnel within four business days following such amendment or waiver.

Board’s Role in Risk Oversight

The Company has historically placed a high level of importance on addressing, pre-empting and managing those matters which may present a significant risk to the Company. The Board is updated regularly on tax and accounting matters, litigation status, governmental and corporate compliance regulations and programs, quality controls, safety performance, as well as operational and financial issues. The Board frequently discusses these matters in detail in order to adequately assess and determine the Company’s potential vulnerability and considers appropriate risk management strategies where necessary.

Procedure for Reporting Complaints Regarding Accounting Practices, Internal Accounting Controls and Audit Practices

In accordance with the SEC regulations adopted pursuant to SOX, the Audit Committee has adopted a procedure for the receipt, retention and handling of complaints regarding accounting practices, internal accounting controls and auditing practices. This procedure has been integrated into the Company’s Whistleblower Policy, which allows the confidential and anonymous reporting of such matters, including other irregularities, via the Internet or the Company’s ethics helpline that has been established specifically for this purpose. Additionally, such complaints can be reported directly to the Chief Compliance Officer, the Internal Audit department and/or the General Counsel. The ethics helpline number, the Internet site address and the contact information for the Chief Compliance Officer and the General Counsel are provided on the Company’s website. The Whistleblower Policy provides that the complaints be reported to the Chief Compliance Officer, Director of Internal Audit and/or General Counsel for review and, if appropriate, they will be forwarded to the Audit Committee for further investigation and handling as the Audit Committee deems appropriate.

Director Education

Parker is committed to ensuring that its directors remain informed regarding best practices in corporate governance. Parker reimburses its directors for certain costs of continuing education related to their service as members of the Board.

Policy on Director Attendance at Annual Meeting

Board members are encouraged to be in attendance at all meetings including the Annual Meeting of Stockholders. All of our directors who were directors at the time of the 2013 Annual Meeting attended the meeting.

Board and Committee Membership

The business of the Company is managed under the oversight of the Board. The Board has regularly scheduled meetings and special meetings as necessary to effectively oversee the business of the Company. Each Board member is expected to attend each meeting unless circumstances make attendance impractical. In addition to meetings of the full Board, the non-employee directors have separate meetings among themselves from time to time and also have the opportunity to meet with officers and other key personnel and to review materials as requested by and/or provided to them in order to be properly informed as to the business affairs of the Company.

During 2013, the Board held ten meetings. Each of our directors attended at least 75 percent of the meetings of the Board and its committees on which he served during his tenure as a director and committee member during 2013.

The Board has an Audit Committee, a Compensation Committee and a Corporate Governance Committee. In addition to our standing committees, the Board may establish special committees to consider various matters that arise outside the ordinary course of business. The Board sets fees for the members of such special committees as the Board deems appropriate in light of the amount of additional responsibility special committee membership may entail.

The following table provides 2013 membership and meeting information for each of the committees of the Board.

Name	Audit	Compensation	Corporate Governance
Mr. Goldman	X	X	—
Mr. Paterson	X(1)	—	—
Mr. Reinfrank	—	X	X(1)
Mr. Clarkson	X	—	X
Mr. Donnelly	—	X	—
Mr. King	X	—	—
Mr. Plank	X(2)	X(1)	X
Mr. Wallace (3)	—	X	—
Mr. McKee (4)	—	X	X

2013 Meetings	7	5	8

(1)	Chair in 2013
(2)	Mr. Plank was on the Audit Committee until May 8, 2013
(3)	Appointed to the Board October 18, 2013
(4)	Resigned from the Board effective May 8, 2013

The Audit Committee

The Audit Committee is currently comprised of Mr. Richard D. Paterson, Chairman, and members: Messrs. Jonathan M. Clarkson, Robert W. Goldman, and Gary R. King. The Board has reviewed the qualifications of the members of the Audit Committee and determined that, in addition to satisfying the NYSE independence standards, each member of the Audit Committee satisfies the independence requirements of the SEC, pursuant to Rule 10A-3 under the Exchange Act.

In addition, the Board has determined that each member of the Audit Committee is financially literate, and that each of Mr. Paterson, Chairman of the Audit Committee, and Mr. Clarkson is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee has four regularly scheduled meetings each year, and schedules additional meetings to review earnings releases and public filings and other matters as the Audit Committee deems appropriate. The Audit Committee also schedules periodic meetings to be held separately with management, the internal auditor, the independent registered public accounting firm and other officers as the committee deems necessary to properly perform its functions under its charter and applicable regulatory requirements.

The Audit Committee assists the Board with its monitoring of:

•	the integrity of (a) the process involved in the preparation of financial statements and (b) auditing of the financial statements of the Company;
•	the independent registered public accounting firm’s qualifications and independence;
•	the performance of the internal audit function and the independent registered public accounting firm; and
•	the Company’s compliance with legal and regulatory requirements.

Other specific responsibilities of the Audit Committee are set forth below under the heading “Audit Committee Report” and in its charter, a copy of which is available on our website at www.parkerdrilling.com.

The Compensation Committee

The Compensation Committee is currently comprised of five members of the Board: Mr. Roger B. Plank, Chairman, and members: Messrs. George J. Donnelly, Robert W. Goldman, R. Rudolph Reinfrank, and Peter C. Wallace. Each member of the Compensation Committee is independent in accordance with the NYSE Corporate Governance Listing Standards and is also a “non-employee director” as defined by Rule 16b-3 under the Exchange Act and an “outside director” as defined by Section 162(m) of the Internal Revenue Code (the “Code”).

The Compensation Committee: (a) discharges the responsibilities of the Board relating to (i) overall oversight of the Company’s compensation and benefits policy and (ii) compensation of the Company’s Chief Executive Officer and other executive officers, (b) reviews and discusses with our management the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s annual Proxy Statement and determines whether to recommend to the Board that the CD&A be included in the annual Proxy Statement, and (c) provides the Compensation Committee Report for inclusion in our annual Proxy Statement. Other specific responsibilities of the Compensation Committee are set forth in its charter, a copy of which is available on our website at www.parkerdrilling.com.

The charter of the Compensation Committee grants the Compensation Committee the authority to retain and terminate its own independent compensation consultant and to obtain advice and assistance from internal or external legal, accounting or other advisors. The Company provides appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisers retained by the Compensation Committee. During 2013, the Compensation Committee retained Pearl Meyer & Partners (“PM&P”) as its consultant and independent advisor.

In 2013, the Compensation Committee held five meetings either in person or by telephone. Certain of these meetings were attended in part by one or more members of the management team and one or more representatives of PM&P, in order to obtain information from management and PM&P that was relevant to the compensation matters that the Compensation Committee was considering. During certain of these meetings the Compensation Committee also met in executive session.

The Corporate Governance Committee

The Corporate Governance Committee is currently comprised of three members of the Board: Mr. R. Rudolph Reinfrank, Chairman, and members: Messrs. Jonathan M. Clarkson and Roger B. Plank, each of whom meet the independence requirements of the NYSE.

The Corporate Governance Committee assists the Board in (a) identifying individuals qualified to become Board members; (b) recommending to the Board the director nominees to stand for election at the annual meeting of stockholders and to fill vacancies on the Board; (c) developing and implementing the Corporate Governance Principles applicable to the Company; (d) making recommendations to the Board with respect to non-employee director compensation; (e) conducting its annual review of the Board’s performance; (f) recommending to the Board directors to serve on Board committees; and (g) recommending to the Board a director to serve as Presiding Director.

The Corporate Governance Committee recommends the form and amount of compensation for non-employee directors, and the Board makes the final determination. In considering and recommending the compensation of non-employee directors, the Corporate Governance Committee considers such factors as it deems appropriate, including historical compensation information and the level of compensation necessary to attract and retain non-employee directors meeting our desired qualifications. In the past, the Corporate Governance Committee has retained PM&P to provide market information on non-employee director compensation, including annual Board and committee retainers, Board and committee meeting fees, committee chairperson fees, stock-based compensation and benefits. PM&P also compares and analyzes the current compensation of our non-employee directors with market data and presents the findings to the Corporate Governance Committee.

Other specific responsibilities of the Corporate Governance Committee are set forth in its charter, a copy of which is available on our website at www.parkerdrilling.com.

OUR BOARD OF DIRECTORS

In assessing the quality and effectiveness of our Board, the Corporate Governance Committee considers the composition of the Board as a whole, as well as the experience, qualifications, attributes and skills brought to the Board by each director. As an initial matter, each director should have, among other attributes, personal and professional integrity and high ethical standards, good business judgment, an excellent reputation in the industry in which the nominee or director is or has been primarily employed and a sophisticated understanding of the business of the Company or important aspects of the business. We believe that each of our directors has these attributes. The members of the Board (including nominees) continuing in office, and their biographical information, are set forth below.

CONTINUING DIRECTORS (CLASS I) — WITH TERM OF OFFICE EXPIRING AT THE 2015 ANNUAL MEETING OF STOCKHOLDERS

ROBERT W. GOLDMAN

DIRECTOR SINCE OCTOBER 2005

Mr. Goldman, age 71, was appointed to the Board of Directors in October 2005. He retired from Conoco Inc. in 2002 after 14 years of service, most recently as Senior Vice President - Finance and Chief Financial Officer. Prior to that time, he was employed for 23 years by E. I. du Pont de Nemours & Co. in a variety of domestic and international finance and operating assignments. Since 2002, he has been self-employed as a financial consultant. From 2003 through 2008, Mr. Goldman served as the elected Vice President-Finance of the World Petroleum Council. He is a member of the Financial Executives Institute and a member of the Advisory Board of Global Infrastructure Partners, a private equity fund investing in the global energy, transportation and water infrastructure sectors. He formerly served on the Board of Directors of El Paso Corporation and is currently on the Boards of Directors of The Babcock & Wilcox Company Inc. and Tesoro Corporation, as well as the Board of Trustees of Kenyon College, Gambier, Ohio. From 2005 until 2010, he also served on the Board of Directors of McDermott International, Inc. The Board believes Mr. Goldman brings extensive knowledge of the energy industry, international operations, financial risk management and an understanding of capital markets. As a director of several public energy companies, Mr. Goldman also brings experience serving as a director on public company boards, which gives him valuable insights into corporate governance and a wide range of issues that public companies face. Also, as a former chief financial officer of a large, publicly-traded company, Mr. Goldman brings significant financial expertise and experience in preparation and review of financial statements and disclosure documents.

RICHARD D. PATERSON

DIRECTOR SINCE MARCH 2012

Mr. Paterson, age 63, retired from PricewaterhouseCoopers LLP (PwC), an international network of auditors, tax and business consultants, in June 2011 after 37 years of service. Most recently, he served as PwC’s Global Leader of its Consumer, Industrial Products and Services Practices (comprising the Automotive, Consumer and Retail, Energy Utilities and Mining, Industrial Products, Pharmaceutical and Health Industries Sectors) and also the Managing Partner of the Houston Office and U.S. Energy Practice. From 2001 to 2010, Mr. Paterson was PwC’s Global Leader of its Energy, Utilities and Mining Practice and also was responsible for the audits of ExxonMobil Corporation from 2002 to 2006. From 1997 to 2001, Mr. Paterson lived in Moscow, Russia, and led PwC’s Energy Practice for Europe, Middle East and Africa and also was responsible for the audits of OAO Gazprom for those years. Prior to 1997, Mr. Paterson was responsible for the audits of numerous PwC clients, principally in the Energy Sector. He began his career with PwC in Battle Creek, Michigan in 1974, served in 7 PwC offices, including 4 years in the National Office in New York, and was admitted as a partner of PwC in 1987. He has been a frequent speaker at the World Energy Congress and World Petroleum Congress. Mr. Paterson is a member of the National Association of Corporate Directors and served on the board, and was the chairman of the Audit Committee, of Zaff GP LLC, a private equity fund investing in emerging markets with a focus on the energy, infrastructure and real estate sectors. Mr. Paterson is a past board member of the U.S./Russia Business Council and the U.S Energy Association. He meets the requirements of a Sarbanes-Oxley audit committee financial expert pursuant to Item 407(d)(5)(ii) of Regulation S-K. The Board believes Mr. Paterson brings extensive knowledge of the energy industry and energy value chain, and the risks faced by companies operating in the energy industry. In addition, as a long-time audit partner of PwC with significant international experience, he has deep expertise with capital markets, governance and with the preparation and review of financial statements and disclosure documents.

R. RUDOLPH REINFRANK

DIRECTOR SINCE MARCH 1993

Mr. Reinfrank, age 58, has served since October 2009 as the Managing General Partner of Riverford Partners, LLC, a strategic advisory and investment firm based in Los Angeles, CA (“Riverford”). Riverford acts as an investor, board member and strategic advisor to growth companies and companies in transition. In 2000, Mr. Reinfrank co-founded and served as a Managing General Partner of Clarity Partners, L.P. until 2009. In 2006, he co-founded Clarity China, L.P. In 1997, he co-founded and served as a Managing General Partner of Rader Reinfrank & Co. until 2001. Mr. Reinfrank is a Director of Global Leveraged Capital, LLC. He meets the requirements of a Sarbanes-Oxley audit committee financial expert pursuant to Item 407(d)(5)(ii) of Regulation S-K and he is FINRA licensed for Series 7, 62 and Series 63. Mr. Reinfrank is also a Senior Advisor to Pall Mall Capital, Limited (London) and Transnational Capital Corporation. As a founder and managing general partner of a private equity firm, Mr. Reinfrank brings valuable investment and financing expertise to the Company. In addition, as a strategic advisor to a wide range of companies, Mr. Reinfrank’s diverse and extensive business experiences provide an important and unique perspective to our Board.

CONTINUING DIRECTORS (CLASS II) — WITH TERM OF OFFICE EXPIRING AT THE 2016 ANNUAL MEETING OF STOCKHOLDERS

JONATHAN M. CLARKSON

DIRECTOR SINCE MARCH 2012

Mr. Clarkson, age 64, was appointed to the Board of Directors in March 2012. Since May 2012, Mr. Clarkson has been a consultant to and Chief Financial Officer for Matrix Oil Corporation. Matrix is a privately held company active in oil and gas exploration and production. Mr. Clarkson retired in December 2011 from the Houston Region of Texas Capital Bank, a subsidiary of Texas Capital Bancshares, Inc., where he served as President, Chief Executive Officer and Chairman from 2003 until 2011. From 1999 to 2002, he served as President and Chief Financial Officer for Bargo Energy Company and its successor company Mission Resources Corporation. From 1987 to 1999, Mr. Clarkson served as Executive Vice President and Chief Financial Officer for Ocean Energy Corporation and its predecessor company, United Meridian Corporation. Prior to 1987, Mr. Clarkson held several senior management positions at InterFirst Corporation and its subsidiary First National Bank in Dallas, TX. Mr. Clarkson currently serves on the board of Memorial Production Partners GP LLC, the general partner of Memorial Production Partners LP, a domestic energy firm focused on the acquisition and exploitation of domestic oil and gas properties. From 2006 to 2009, Mr. Clarkson served on the board of Edge Petroleum Corporation where he was Chairman of the Audit Committee and a member of the Compensation Committee. Since 2010, Mr. Clarkson has served on the advisory board of Rivington Capital Advisors, LLC, an investment banking firm specializing in private capital and mergers and acquisition transactions for the small and mid-cap energy sectors. He meets the requirements of a Sarbanes-Oxley audit committee financial expert pursuant to Item 407(d)(5)(ii) of Regulation S-K. As a former chief financial executive of public companies, the Board believes Mr. Clarkson brings significant financial expertise, including an understanding of financial risk management, and experience in preparation and review of financial statements and disclosure documents. The Board also believes that, as a director of multiple public companies, Mr. Clarkson brings valuable insights into a wide range of challenges that public companies face.

GEORGE J. DONNELLY

DIRECTOR SINCE OCTOBER 2005

Mr. Donnelly, age 75, was appointed to the Board of Directors in October 2005. He is a Managing Partner of Lilo Ventures, a venture capital firm, having held this position since 2001. He also serves on the Board of Directors and as Chairman of Global Suppliers, a minority-owned private company that provides equipment to the petroleum and chemical industry. He served as President and Chief Executive Officer of the Houston Hispanic Chamber of Commerce during 2005 and 2006 and as President of the San Jacinto Museum of History from 2000 to 2002. Between 1988 and 2000, Mr. Donnelly served as Vice President of Russell Reynolds Associates and as Vice Chairman of Spencer Stuart Associates, both executive search firms. He began his career at Texaco Inc. in 1962 and served in various roles at Texaco Inc. and Gulf Oil Company until 1998, including Vice President of the Worldwide Energy and Minerals Division, Vice President of the Latin American division and head of the Washington, D.C. office. Mr. Donnelly serves on the Board of Directors of the Avanti Energy, Inc., Greater Houston Partnership (World Trade), the Center for Houston’s Future, United Way of Greater Houston, KIPP Charter Schools, the Health Museum of Houston, the San Jacinto Monument and Museum and the Institute of International Education. The Board believes that Mr. Donnelly’s experiences as a former executive in the oil and gas industry gives him significant knowledge of and insight into that industry and his experience conducting business in Latin America gives him an understanding of business and cultural practices in that region of the world. In addition, as a former executive in the executive leadership services industry Mr. Donnelly has significant expertise in succession planning and executive and board candidate recruitment that gives the Board unique insight into such issues.

GARY R. KING

DIRECTOR SINCE SEPTEMBER 2008

Mr. King, age 55, was appointed to the Board of Directors in September 2008. He is the Chief Executive Officer of Dutco Natural Resources Investments Limited (DNR), a strategic investment firm focused on the resources sections, including oil and gas, mining, metals and renewable, a role he assumed in April 2012. DNR is a subsidiary of the Dutco Group of companies, a multi-faceted conglomerate with operations in diverse fields from heavy civil engineering to five-star world class hospitality. He moved to Houston, Texas in August 2013 to accept a new position as President and Chief Executive Officer of a newly established Dutco US entity, Tarka Resources Inc. He is also Vice Chairman of Manti LP, a Tarka joint venture oil and gas exploration company. Mr. King also serves as a Founder and Managing Partner of The Matrix Partnership, a strategic advisory firm based in Dubai, UAE. From June 2011 to December 2011, he was President of Natural Resources and Commodities at First Capital Switzerland Investment Bank in Dubai, UAE. From September 2008 through February 2009, Mr. King held the position as the founding Chief Executive Officer of Dubai Natural Resources World. Previously, he served as the first Chief Executive Officer of the Dubai Mercantile Exchange from 2005 until 2009. From 2001 to 2005, Mr. King served as Senior Vice President in the infrastructure funds and treasury and commodities groups in Macquarie Bank Ltd./Abu Dhabi Commercial Bank, Managing Director at Matrix Commodities DMCC and Regional Head - Energy Group and Specialized Funds Group in Dubai at Standard Bank London Ltd. From 1997 to 2001, he served in senior management roles at Emirates National Oil Company, Dragon Oil PLC and TransCanada International Petroleum. From 1994 to 1997, he served as Vice President — Commodities Trading Group for Morgan Stanley (Singapore). From 1983 to 1994, he served in a variety of roles within exploration and production and oil trading and supply at Neste Oy (national oil and energy company of Finland), after beginning his career as an exploration geologist in 1980. Mr. King is also a member of the Board of Directors of Kulczyk Oil Ventures and WHL Energy Ltd, and a member of TRACE International and the National Association of Corporate Directors. The Board believes that Mr. King brings significant international experience to the Board, especially experience in the energy sector in the Middle East. The Board also believes Mr. King, as a former executive in a financial institution and other financial and commodities businesses, brings important financial expertise that benefits the Board in addressing issues related to finance.

NOMINEES FOR DIRECTOR (CLASS III) — WITH TERM OF OFFICE EXPIRING AT THE 2017 ANNUAL MEETING OF STOCKHOLDERS

ROBERT L. PARKER, JR.

DIRECTOR SINCE SEPTEMBER 1973

Mr. Parker, age 65, is the Chairman of the Board of Directors of the Company, and stepped down from his role as the interim President and Chief Executive Officer of the Company in October 2012 upon Mr. Rich’s appointment to the office of President and Chief Executive Officer. Having joined the Company in 1973, he served as Chief Executive Officer from 1991 to 2009, and was appointed Chairman of the Board of Directors in 2006. He previously was elected Vice President in 1973, Executive Vice President in 1976 and President and Chief Operating Officer in 1977. Mr. Parker is on the Board of Directors of the University of Texas Development Board, the University of Texas Health Science Center (Houston) Development Board, the International Association of Drilling Contractors, the American Petroleum Institute and the Greater Houston Partnership. As former Chief Executive Officer of the Company, Mr. Parker is well suited to serve as a link between the Board and the Company’s management. Mr. Parker brings significant experience in the oil and gas service industry through his more than 35 years with the Company, and his membership in the International Association of Drilling Contractors.

ROGER B. PLANK

DIRECTOR SINCE MAY 2004

Mr. Plank, age 57, was appointed to the Board of Directors in May 2004. He retired from Apache Corporation in February 2014 after 32 years of service. Most recently, he served as President and Chief Corporate Officer of Apache Corporation. From 2009 to 2011 he served as President. He previously served as Executive Vice President and Chief Financial Officer since 2000 and Vice President and Chief Financial Officer since 1997. Mr. Plank previously served as Vice President of Planning and Corporate Development, Vice President of Corporate Communications and Vice President of External Affairs for Apache. He is also Chairman of Houston’s Alley Theatre. The Board believes that, as a former executive of a public oil and gas exploration and production company, Mr. Plank brings tremendous oil and gas industry experience to the Company. The Board also believes that, as a former financial officer of a public company, Mr. Plank’s significant financial expertise and experience in preparation and review of financial statements and disclosure documents is valuable in the preparation of the Company’s public disclosure documents. In addition, as a former corporate communications officer of a public company, Mr. Plank possesses experience which provides the Board with helpful insights into internal and external stakeholder communication issues.

GARY G. RICH

DIRECTOR SINCE OCTOBER 2012

Mr. Rich, age 55, is the President and Chief Executive Officer of the Company and was appointed to the Board of Directors effective October 1, 2012. An industry veteran with over 30 years of global technical, commercial and operations experience, Mr. Rich comes to the Company after a 25-year career with Baker Hughes Incorporated. Most recently, he served as Vice President of Global Sales for Baker Hughes, and prior to this role, he served as president of that company’s European operations. Previously, Mr. Rich was president of Hughes Christensen Company (HCC), a division of Baker Hughes primarily focused on the production and distribution of drilling bits for the petroleum industry. Mr. Rich holds a B.S. in Accounting from Brigham Young University and an M.S. in Science and Technology Commercialization from the University of Texas. As Chief Executive Officer of the Company, Mr. Rich is well suited to serve as a link between the Board and the Company’s management. Additionally, the Board believes it benefits greatly from his significant experience in the oil and gas service industry gained during the course of his 30-year career.

PETER C. WALLACE

DIRECTOR SINCE OCTOBER 2013

Mr. Wallace, age 59, most recently served as president and chief executive officer of Robbins & Myers, Inc., an international supplier of equipment and systems to the energy, chemical, and pharmaceutical markets from 2004 to 2013, when the company was acquired by National Oilwell Varco. From 2001 to 2004, Mr. Wallace served as president and chief executive officer for IMI Norgren Group, a world leader in motion and fluid control technologies. From 1998 to 2001, Mr. Wallace served as president and chief operating officer for Rexnord Corporation, a division of Invensys, plc. Prior to 1998, Mr. Wallace served in various management and senior leadership roles throughout his 25-year career with Rexnord Corporation, a leading company in the design, manufacturing, and servicing of highly engineered mechanical components used in numerous industries and end markets. Mr. Wallace currently serves on the board of Applied Industrial Technologies, a leading North American distributor of industrial products and services, and is the chairman of its Executive Organization and Compensation Committee and a member of the Audit Committee. He also serves on the board of directors for Rogers Corporation, a technology leader in power electronics, advanced foams for cushioning and protective sealing, and high-frequency printed circuit materials, and is a member of that board’s Compensation and Organization Committee and the chairman of its Nominating and Governance Committee. He also serves on the board of two private companies that manufacture and sell products into various end markets. Mr. Wallace holds an MBA from the University of Wisconsin and a Bachelor of Science in Mechanical Engineering from Cornell University. The Board believes Mr. Wallace, as a former chief executive officer of several public companies, brings significant business expertise, including extensive knowledge of the energy value chain, the energy industry in general and the risks faced by companies operating in that industry. The Board also believes that as a director of multiple public companies, Mr. Wallace brings valuable insights into a wide range of challenges that public companies face.

DIRECTOR COMPENSATION

Fees and Benefit Plans for Non-Employee Directors

Annual Cash Retainer Fees. In 2013, non-employee directors of the Company received an annual cash retainer fee of $30,000. The full annual retainer fee is paid to all current directors as of the date of each annual meeting. Directors who are appointed during the period in between annual meetings receive a pro-rated fee for the remainder of the period until the next annual meeting, but directors who leave the Board prior to serving the entire period between annual meetings do not forfeit any of the annual retainer previously received.

Meeting Fees. In 2013, non-employee directors of the Company were paid a fee of $2,500 for each Board meeting and $2,500 for each committee meeting. Meeting fees are paid for each meeting attended in person or in which the director participates by telephone. These meeting fees were paid following each meeting.

Committee Chair Fees. In 2013, each of the chairs of the Audit, Compensation and Corporate Governance Committees received an additional fee of $12,000 for his service as a committee chair.

Presiding Director Fees. Mr. Plank received an additional fee of $12,000 for his service as the Presiding Director in 2013.

Equity Grants. Non-employee directors of the Company are eligible to participate in the Company’s Long-Term Incentive Plan, which allows for the grant of stock options and restricted stock grants. In March of 2013, after review of a report from PM&P and considering other factors that the Corporate Governance Committee deemed relevant, the Corporate Governance Committee recommended and the Board agreed to award to each of the non-employee directors 16,340 shares of restricted stock, all of which vested on the one-year anniversary date of the award. Upon appointment, new non-employee directors joining the Board are entitled to receive an initial equity grant valued at $30,000. One such grant was made in 2013 to Mr. Wallace.

2013 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mr. Goldman	90,000	103,439	193,439
Mr. Paterson	84,500	103,439	187,939
Mr. Reinfrank	99,500	103,439	202,939
Mr. Clarkson	92,500	103,439	195,939
Mr. Donnelly	72,500	103,439	175,939
Mr. King	40,000	103,439	143,439
Mr. Plank	109,774	103,439	213,213
Mr. Wallace	17,500	79,996	97,496
Mr. McKee (2)	29,226	103,439	132,665

(1)

Reported amounts reflect the fair value of the awards as of the grant date in accordance with FASB ASC Topic 718. As of December 31, 2013, each of our non-employee directors had 21,505 restricted stock units, excluding Mr. Wallace who joined the board in late 2013 and was granted 11,347 restricted stock units, awarded upon the date he became a member of the Board.

(2)	Mr. McKee resigned from the board of directors effective May 8, 2013. He was awarded 21,505 shares as part of a special recognition with accelerated vesting terms.

Board members are reimbursed for their travel expenses incurred in connection with attendance at Board and committee meetings and for Board education programs. These amounts are not included in the table above. Employee directors do not receive any compensation for their participation on the Board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Corporate Governance Committee, or its designee, is charged by its charter with reviewing and approving any transactions between the Company and current or former officers or directors and other parties defined as being “related parties” pursuant to the Related Party Transaction Policy of the Company. See “Related Party Transaction Policy” below.

Related Party Transaction Policy

Our Related Party Transaction Policy requires the prior approval by the Corporate Governance Committee of any transaction between the Company and any Related Party. For the purposes of the policy, a Related Party is (a) any senior officer (which shall include, at a minimum, each vice president and officer required to disclose transactions in the Company’s equity securities under Section 16 of the Exchange Act) or director of the Company, (b) a stockholder owning in excess of five percent of the Company (or its controlled affiliates), (c) a person who is an immediate family member of a senior officer or director, or (d) an entity which is owned or controlled by a person or entity listed in (a), (b) or (c) above, or an entity in which a person or entity listed in (a), (b) or (c) above has a substantial ownership interest or control. A Related Party Transaction under the policy is any transaction between the Company and any Related Party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Exchange Act), other than (a) transactions available to all employees generally, and (b) transactions involving less than $5,000 when aggregated with all similar transactions.

Generally, the Corporate Governance Committee reviews Related Party Transactions at its first annual committee meeting, but the committee has special procedures to approve time sensitive Related Party Transactions that arise throughout the year. For example, the Chairman of the Corporate Governance Committee has the authority to unilaterally approve Related Party Transactions that do not exceed $20,000. Management is responsible for informing the Corporate Governance Committee throughout the year of any material changes to approved Related Party Transactions.

Other Transactions

During 2013, Mr. Plank, one of our directors, served as President and Chief Corporate Officer of Apache Corporation. During 2013, affiliates of Apache paid affiliates of the Company a total of $40.8 million for the performance of drilling services and the provision of rental tools. The Corporate Governance Committee reviewed the business between the Company and Apache and determined that it is not material to Apache and does not present a conflict of interest or otherwise impair the independence of Mr. Plank or his ability to render independent judgment under the Corporate Governance Listing Standards of the NYSE. This determination was reported to the Board.

Also during 2013, Mr. Wallace, one of our directors, served on the board of directors of Gardner Denver, Inc. During 2013, affiliates of the Company paid affiliates of Gardner Denver $199,000 for goods and services provided to the Company. The Corporate Governance Committee reviewed the business between the Company and Gardner Denver and determined that it is not material to Gardner Denver and does not present a conflict of interest or otherwise impair the independence of Mr. Wallace or his ability to render independent judgment under the Corporate Governance Listing Standards of the NYSE. This determination was reported to the Board.

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS

Except as noted otherwise, the following table sets forth information concerning beneficial ownership of the Company’s Common Stock as of March 14, 2014, based on 120,914,041 shares issued and outstanding on such date, by (a) all persons known by the Company to be beneficial owners of more than five percent (5%) of such stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company, including those named in the Summary Compensation Table, and (d) all directors and the executive officers as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares. The address for each officer and director is in care of Parker Drilling Company, 5 Greenway Plaza, Suite 100, Houston, Texas 77046.

AMOUNT AND NATURE OF SHARES BENEFICIALLY OWNED

NAME	SHARES OWNED (#) (1)	PERCENT OF OUTSTANDING SHARES
Dimensional Fund Advisors, LP (2)	10,094,946	8.35
Blackrock, Inc. (3)	7,456,743	6.17
The Vanguard Group (4)	6,538,638	5.41
Robert L. Parker, Jr.	1,578,693	1.31
Gary G. Rich	281,637	*
Roger B. Plank	240,938	*
Robert W. Goldman	120,963	*
R. Rudolph Reinfrank	105,983	*
George J. Donnelly	94,348	*
Gary R. King	73,295	*
Jonathan M. Clarkson	54,747	*
Richard D. Paterson	42,747	*
Peter C. Wallace	—
Jon-Al Duplantier	186,833	*
Philip A. Schlom	105,547	*
Philip L. Agnew, III	83,989	*
David R. Farmer	68,438	*
Christopher T. Weber	864	*

Directors and executive officers as a group (15 persons)	3,039,022	2.51

*	Less than 1%
(1)

Includes shares for which the person has sole voting and investment power, or has shared voting and investment power with his/her spouse. Also includes restricted stock held by directors and executive officers over which they have voting power but not investment power. Includes options exercisable on March 14, 2014 or within 60 days thereof (of which there are currently none), and excludes options not exercisable within 60 days of March 14, 2014. Includes restricted stock units vested on March 14, 2014 or within 60 days thereof and excludes restricted stock units not vesting within 60 days of March 14, 2014.

(2)

Based on information obtained from Schedule 13G/A filed by Dimensional Fund Advisors, L.P. with the SEC on February 10, 2014. Dimensional Fund Advisors, L.P. is located at Palisades West, 6300 Bee Cave Road, Austin, Texas 78746.

(3)	Based on information obtained from Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 30, 2014. Blackrock, Inc. is located at 40 East 52nd Street, New York, NY 10022.
(4)	Based on information obtained from Schedule 13G filed by The Vanguard Group with the SEC on February 12, 2014. The Vanguard Group is located at 100 Vanguard Blvd., Malvern PA 19355.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of the Common Stock of the Company to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the NYSE, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal year 2013.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during and with respect to fiscal 2013, all of the Section 16(a) reports applicable to our officers, directors and greater-than-10-percent stockholders were timely filed, except the following three circumstances: (a) a Form 4 was not timely filed for Robert E. McKee, III following his retirement from the Board of Directors effective May 8, 2013, and the Form 4 was filed on May 31, 2013; (b) a Form 4 was not timely filed for George J. Donnelly following his sale of shares on December 3, 2014, and the Form 4 was filed on December 9, 2014; and (c) a Form 4 was not timely filed for Philip A. Schlom following his vesting of shares on February 21, 2013, and the Form 4 was filed on February 25, 2013.

PROPOSALS TO BE VOTED ON

PROPOSAL 1 — ELECTION OF DIRECTORS

The By-laws of the Company currently provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board, provided that our Certificate of Incorporation provides that the number shall not be less than three nor more than 15. The number of directors is currently fixed at ten directors.

In accordance with the Certificate of Incorporation of the Company, the members of the Board are divided into three classes and are elected for a term of office expiring at the third succeeding annual stockholders’ meeting following their election to office. The Certificate of Incorporation also provides that such classes shall be as nearly equal in number as possible. The terms of office of the Class I, Class II and Class III directors currently expire at the Annual Meeting of Stockholders in 2015, 2016 and 2014, respectively.

In accordance with the recommendation of the Corporate Governance Committee, the Board has nominated Messrs. Parker, Plank, Rich and Wallace for election as Class III directors at the Annual Meeting. Mr. Parker has been a director since 1973, and currently serves as Chairman of the Board. Mr. Plank has been a director since 2004, and currently serves as the Presiding Director, Chairman of the Compensation Committee and as a member of the Corporate Governance Committee. Mr. Rich was initially appointed as a director by the Board in October, 2012, and was elected to the Board at the 2013 Annual Meeting. Mr. Rich currently serves as the President and Chief Executive Officer of the Company. Mr. Wallace was initially appointed as a director by the Board in October, 2013, and serves as a member of the Compensation Committee.

The Corporate Governance Committee identified Mr. Wallace as a potential director candidate based on the recommendations of non-employee directors. The Corporate Governance Committee reviewed Mr. Wallace’s qualifications and arranged interviews between Mr. Wallace and members of the committee, as well as select Company executives. Upon conclusion of the committee’s due diligence, the committee recommended to the Board the election of Mr. Wallace to the Board.

The persons named as proxies in the accompanying proxy, who have been designated by the Board, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Parker, Plank, Rich and Wallace. Should any of these nominees become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person or persons as the Corporate Governance Committee may recommend and the Board may propose to replace such nominee. The Company knows of no reason why any of the nominees will be unavailable or unable to serve. Biographical information on these directors and our remaining directors can be found under “Our Board of Directors” beginning on page 14 of this Proxy Statement. Each of the nominees for Class III director this year currently is a director of the Company and has consented to serve a three-year term.

The Board of Directors recommends a vote FOR these nominees.

PROPOSAL 2 –ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Company seeks an advisory vote on the compensation of our executive officers as disclosed in the CD&A section and the accompanying compensation tables contained in this Proxy Statement. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (“Dodd-Frank Act”), your vote is an advisory vote only, and it will not be binding on the Company or the Board. However, the Compensation Committee and the Board value the opinions of the stockholders and will annually seek an advisory vote and consider the voting results when making future decisions regarding executive compensation.

The Company has in the past sought approval from stockholders regarding certain incentive plans we use to motivate, retain and reward our executives. For example, at the 2013 Annual Meeting of Stockholders the stockholders voted to approve the Amended and Restated Parker Drilling Company 2010 Long-Term Incentive Plan.

As described more fully in the CD&A section of this Proxy Statement, our executive compensation philosophy is to provide competitive total compensation to our executive officers that rewards performance measured against pre-approved goals and is appropriate considering all relevant factors and circumstances. Our executive compensation strategy is to target the market median for each element of pay, although our incentive compensation programs offer both upside and downside potential that may result in actual compensation above or below the median depending upon performance. In years of superior performance, our incentive programs are designed to pay out near the top quartile of the market. We believe this philosophy helps us attract, retain and appropriately motivate highly-qualified executives. We also believe that the goals and objectives of our compensation philosophy are best served by adhering to three fundamental principles:

•	Competitiveness - We use various tools to provide compensation opportunities that are competitive with our peers in order to support our efforts to attract and retain high caliber talent.

•

Pay for Performance - We emphasize performance and variable compensation by linking compensation to the achievement of specific goals and the completion of strategic initiatives that improve our financial performance.

•

Alignment with Stockholders - We promote a focus on long-term value creation for stockholders by encouraging executives to build and maintain meaningful levels of ownership through a combination of equity incentive awards and mandatory share ownership requirements.

Additionally, we have several governance programs in place to align executive compensation with stockholder interests and to mitigate risks in our plans. These programs include: stock ownership guidelines, limited perquisites, use of tally sheets and claw-back provisions.

The Board of Directors recommends an advisory vote FOR the Company’s compensation of our named executive officers as disclosed in the CD&A section and the accompanying compensation tables contained in this Proxy Statement.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

The Audit Committee has engaged KPMG LLP (“KPMG” or “independent accountants”) to serve as our independent registered public accounting firm for 2014, and stockholders are being asked to ratify that appointment. If the stockholders do not ratify the appointment, the Audit Committee will re-consider the appointment. Representatives of KPMG will attend the Annual Meeting to answer appropriate questions. They will also have the opportunity to make a statement should they desire to do so.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2014.

Audit Committee Report

The Company’s Audit Committee Charter (the “Charter”) establishes the Committee’s duties and responsibilities (http://www.parkerdrilling.com/audit-committee-charter.aspx) to provide independent, objective oversight of the Company’s financial reporting, internal controls, compliance, and also the internal and independent audit activities. During 2013, the Committee met formally 7 times. The Audit Committee conducts its oversight activities in accordance with the requirements of the Charter and reports on its activities to the Board. The Committee itself is not required to plan or conduct audits, or to determine that the Company’s financial statements and disclosures are complete, accurate, and in accordance with generally accepted accounting principles. These responsibilities are those of management and the independent accountants (external auditor).

Oversight of Financial Statements, Internal Controls and Compliance

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal controls over financial reporting, and compliance with laws, regulations and Company policies. The Audit Committee oversaw these financial reporting functions and processes by conducting the following activities:

•

Reviewed quarterly financial statements and earnings releases, the 2013 year-end audited financial statements, including disclosures made in the management discussion and analysis sections, the propriety of the accounting principles applied, the reasonableness of significant judgments and the sufficiency of the disclosures, and discussed these matters with management and the independent accountants.

•

Discussed with management and the independent accountants significant financial and reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including all critical accounting policies and practices, and potential alternative treatment of significant financial transactions.

•	Discussed with management the Company’s use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

•

Discussed with management various matters regarding the compliance by the Company and its subsidiaries with the Company’s Code of Conduct, including sections regarding compliance with the U.S. Foreign Corrupt Practices Act.

•	Discussed with management the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures, including risk assessment and risk management policies.

•

Discussed with management and the independent accountants the effect of major legislative, regulatory or accounting requirements as well as potential off-balance sheet structures, on the Company’s financial statements.

•	Discussed significant legal matters and their potential impact on accounting and disclosures with legal counsel.

•

Maintained oversight over the anonymous reporting, including a third-party helpline service, of potential alleged accounting or audit complaints or other irregularities consistent with the requirements of the SEC pursuant to Sarbanes Oxley (SOX) legislation. As appropriate and applicable, the Committee reviewed reported matters with the Chief Compliance Officer, the Director of Internal Audit and/or the General Counsel to ensure the matters were properly investigated and that appropriate remedial action was taken.

•	Monitored the Company’s compliance with internal controls over financial reporting pursuant to Section 404 of SOX.

•

Reviewed the report on internal controls over financial reporting filed pursuant to Section 404 of SOX, which report did not disclose any material weaknesses, and discussed with management the adequacy of changes in internal controls over financial reporting to address less significant deficiencies.

•	Met privately with financial and executive management, the independent accountants, the internal auditors, and the chief compliance officer at various times throughout the year.

•	Directed investigations involving certain of the Company’s foreign operations, including meeting with the special counsel retained to represent the Audit Committee.

Oversight of the Internal Audit Function

The Internal Audit function conducts audit activities that help management to assess the level of compliance with established internal controls, to detect potential internal controls deficiencies, to identify new controls to remediate such deficiencies, and by monitoring certain compliance requirements. The Committee met regularly with internal audit management and the public accounting firm hired to plan, direct, and execute the company’s internal audit activities, including private meetings without other members of management present. During these meetings, the Committee reviewed the planned scope of and budget for internal audit activities, the Company’s system of internal accounting controls, its key audit findings, and the timeliness of management’s responses and remediation activities.

Oversight of the Independent Accountants (External Auditor)

The Company has engaged KPMG LLP as independent registered public accounting firm (external auditor) to conduct audits of the Company’s financial statements and reports on internal controls over financial reporting. KPMG LLP has served in this role since 2007. The Committee is directly involved in the selection of the firm used to conduct its audits and, when rotation is required, the selection of the lead audit engagement partner. The Audit Committee oversaw the activities of the external auditor by conducting the following activities:

•	Assessed the independence and transparency of both oral and written communication received from the external auditor.

•

Met privately with the lead audit engagement partner responsible for the Company audit at the end of each formal audit committee meeting. The Audit Committee Chair also had regular discussions with the lead and supporting audit partners in advance of formal meetings to discuss relevant agenda items and other matters. Further, the Audit Committee Chair meets at least annually with the leader of KPMG LLP’s audit practice responsible for performing the annual audit.

•	Engaged in private discussions with the external auditor to discuss matters relevant to adequacy of scope, planning, and implementation of the Company’s audit.

•

Received from and discussed with the independent accountants written required communications as established by the Public Company Accounting Oversight Board (PCAOB) including, without limitation, discussion of the quality as well as the completeness and accuracy of the financial statements. The Committee also obtained written confirmation from the external auditor of its independence with respect to the Company.

•

Established in 2013 a revised policy for pre-approval of audit, audit-related and permissible non-audit services, including the advance approval of all fees for such services, except de minimus amounts. The Committee also considered the potential impact on auditor independence of non-audit services prior to engagement and approved fees for non-audit services in accordance with the policy. Fees paid to the external auditor are set forth in the table immediately following this report.

•

Established in 2013, in collaboration with management, a formal process for evaluating the performance of the external auditor and audit team, including their independence. The Committee also considered the qualifications of KPMG LLP’s member firms for auditing a company of the Company’s complexity in their industry.

•	Discussed with the lead engagement partner the results of external auditor’s PCAOB inspection process and their system of quality control.

•	Approved the retention of KPMG LLP as the independent registered public accounting firm of the Company for 2014 and recommended ratification of this decision by the stockholders.

Based on the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2013 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Respectfully submitted,

Richard D. Paterson, Chairman

Jonathan M. Clarkson

Robert W. Goldman

Gary R. King

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG, the Company’s independent registered public accounting firm, for the audit of the Company’s financial statements for the years ended December 31, 2013 and 2012, respectively, and fees billed for other services rendered by KPMG during the same periods.

	2013	2012
Audit fees (1):	$2,726,441	$2,105,000
Audit related fees (2):	$62,123	$0
Tax related fees (3):	$373,294	$215,000
All other fees (4)	$345,000	$240,000

Total	$3,506,858	$2,560,000

(1)

Audit fees were related to the annual financial statement audit, quarterly reviews of financial statements, statutory audits of foreign subsidiaries, periodic assistance and consultation related to filings with the SEC and audits in conjunction with SOX Internal Control requirements.

(2)	Audit-related fees primarily associated with technical advice, observations, and recommendations for IFRS convergence.
(3)

Tax-related fees for services consisting primarily of assisting Company affiliates in the preparation of foreign tax returns, tax structure review and evaluation, and other tax advice and compliance considerations.

(4)	Fees for services related to the Company’s debt offerings completed in July 2013 and January 2014.

All audit fees and allowable non-audit related fees were pre-approved by the Audit Committee in accordance with pre-approval policies that exist within the Company.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.

Consistent with SEC rules and regulations regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent accountants. In response to these rules, the Audit Committee established a policy in connection with the pre-approval of all audit and permissible non-audit services provided by the independent accounts. Such services are pre-approved to a specific dollar threshold. All other permitted services, as well as proposed services exceeding such specified dollar thresholds, must be separately approved by the Audit Committee.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This compensation discussion and analysis (“CD&A”) describes our compensation practices and decisions for executive officers focusing specifically on compensation earned during 2013 by persons serving as our chief executive officer (“CEO”) or chief financial officer (“CFO”), as well as the other three most highly-compensated executive officers, collectively referred to as our named executive officers (“NEOs”). We also have summarized actions that have occurred in fiscal year 2013 for those executives prior to the filing of this Proxy Statement. Generally, our NEOs, as well as other executives, are members of our senior leadership team (“Leadership Team”).

The Compensation Committee of our Board (the “Committee”) approves and oversees the design and execution of the Company’s executive compensation programs as outlined in this CD&A, including the determination of benchmark targets, performance metrics, peer groups and the composition and variability of pay of the Leadership Team. The Committee recommends compensation of the CEO and other executive officers to the independent members of the Board for their approval.

Our compensation philosophy is to provide our executive officers compensation that is competitive, rewards performance based on pre-determined goals that are aligned with the interests of our stockholders, and is appropriate considering all relevant factors and circumstances. We target the market median for each element of pay, but our incentive compensation programs offer both upside and downside potential that may result in actual compensation above or below the median depending upon performance. In years of superior performance where the Company’s stockholders have realized significant value addition, our incentive programs are designed to pay out near the top quartile of the market. Conversely, in periods of poor performance compared to the market generally, our incentive programs are designed to pay out near the bottom quartile of the market. Additionally, the Committee has discretion to increase or decrease final awards to account for non-routine items or occurrences.

Our programs are built around three fundamental principles:

Compensation Principle	Description/Rationale
Competitiveness	We provide compensation opportunities that are competitive with our peers in order to attract and retain high-caliber talent.
Pay for Performance	We emphasize performance by linking compensation to the achievement of specific goals and the completion of strategic initiatives that improve our financial performance.
Alignment with Stockholders

We focus on creating long-term value for stockholders by encouraging executives to build and maintain meaningful levels of ownership in the Company through a combination of equity incentive awards and mandatory share ownership requirements. We develop incentives that reward the creation of long-term value and that discourage excessive or unnecessary risk taking.

As you read this CD&A, we believe you will recognize several key attributes of our executive compensation programs:

•	our program design provides a balanced mix between cash and equity, and between annual and long-term incentives and performance metrics;

•

bonus targets under our annual cash incentive program provide for both upside and downside potential depending upon actual performance with the upside opportunities capped to help mitigate the risk of overemphasizing achievement of annual results at the expense of creating long-term value; and

•

our long-term incentive programs (1) utilize three-year vesting periods and three-year rolling performance periods to provide long-term stock-based incentive compensation that rewards sustained performance and (2) are tied directly to long-term value creation over a three-year performance period.

2013 Highlights

The Company made significant progress in 2013 on several important projects to improve its market position. We undertook, progressed or completed several important projects, including:

•

We made significant growth investments in our Rental Tools segment. This includes the acquisition of International Tubular Services Limited and affiliates (“ITS”) and the purchase of capital equipment to leverage our growing position in the Gulf of Mexico offshore drilling market and to capture growth opportunities for ITS. The integration of ITS into the Company’s operations required significant effort during the year and was substantially completed at year-end.

•

We improved average utilization of our international drilling rig fleet. Of the fifteen rigs located in the Middle East and Asia, only four were under contract at the start of 2013. By year-end, nine of those rigs were under contract; one rig had been added to the fleet under contract for work in Russia; three rigs had been sold; and we were in discussions concerning future work for the remaining idle rigs.

•

In early 2013, we commenced operation of Rig 272, the second of our two arctic-class drilling rigs on the Alaskan North Slope. It joined Rig 273, commissioned in December, 2012. Each rig is operating on a long-term contract and is expected to continue to be a solid cash flow contributor.

•

In February 2013, we expanded our Operations and Maintenance (“O&M”) activities with the addition of a contract to operate three platform rigs offshore California for ExxonMobil. In addition, we continued our involvement in the development of the Exxon Neftegas Limited (“ENL”) Berkut platform, which will soon move to Sakhalin Island, Russia and join our O&M activities there.

•

Late in 2013, we began the overhaul and refurbishment of barge rig 55-B. We believe this rig, when completed, will offer considerable value to operations and significantly contribute to the operating and financial performance of our U.S. barge drilling business. We expect the rig to be ready to work some time during the 2014 second quarter.

•	During the year we took steps to sharpen our business focus, selling two international land rigs and one international barge rig, no longer suited to our strategy.

•

The Company’s implementation of a new enterprise resource planning (“ERP”) system continued with the start-up of two important modules, human resources and finance, during the year. This Oracle-based system is providing us with new and better tools to plan and manage our business.

•

In July 2013, we issued $225.0 million of 7.50% Senior Notes due 2020, and used the proceeds to refinance the $125.0 million term loan associated with the ITS Acquisition, to repay our $50 million term loan, and for future retirement of debt. Subsequently, in January, 2014, we issued $360 million of 6.75% Senior Notes due 2022, and used the proceeds along with a $40.0 million draw on our credit facility and cash on hand to repurchase our 9.125% Senior Notes due 2018. This transaction resulted in a lower debt outstanding and reduced annual interest expense, and extended our debt maturity schedule.

The Company’s results for 2013 included net income of $27.0 million on revenues of $874.2 million, compared with a net income of $53.6 million on revenues of $677.9 million for 2012.

Below are highlights of some of the compensation-related decisions implemented for 2013:

•	The Committee negotiated a separation agreement with our former CFO and a retirement and separation agreement with our former CEO and Executive Chairman.

•	The Committee approved the compensation package and employment agreement for our new CFO.

•

As part of our normal annual long-term incentive grant cycle, the Committee approved grants to our NEOs of restricted stock units and performance-based awards (“performance-based units”). The grants of performance-based units can only be earned based on achievement against pre-established long-term performance measures related to Total Shareholder Return (TSR) and Return on Net Capital Employed (ROCE), thus continuing to align our senior executives with stockholders’ interests.

•

The Committee approved annual incentive bonuses for the executive officers for the year 2013 at varying percentages of target, reflecting not only overall results for the Company, but individual performance over the year.

•

At our 2013 Annual Meeting, the Company’s stockholders approved the Compensation Committee’s proposed amendments to the Parker Drilling Company 2010 Long-Term Incentive Plan, allowing the Committee broader flexibility in its efforts to align pay and performance throughout the organization. The stockholders also approved the Committee’s request for an additional 5,200,000 shares for future grants under the 2010 Long-Term Incentive Plan.

•	At our 2013 Annual Meeting, 66% of the Company’s stockholders voted for the executive compensation programs of the Company in the advisory vote (“Say on Pay”).

Participants

Compensation programs are specifically designed for our senior executives which include the principal executive officer (“PEO”) and the principal financial officer (“PFO”) and the three most highly compensated officers of the company. The executives are:

•	Gary Rich – President and Chief Executive Officer (PEO)

•	Chris Weber – Senior Vice President and Chief Financial Officer (PFO)

•	Kirk Brassfield – Former Senior Vice President and Chief Financial Officer (PFO)

•	Robert L. Parker, Jr. – Former Executive Chairman

•	David Farmer – Senior Vice President – Europe, Middle East and Asia

•	Jon-Al Duplantier – Senior Vice President, Chief Administrative Officer and General Counsel

Administration

Role of the Committee

Our executive compensation program is administered by the Committee in accordance with the Committee’s charter and other corporate governance requirements of the SEC and the NYSE. In designing our compensation programs and making decisions on individual executive compensation, the Committee periodically reviews and considers the following information and factors:

•	the Company’s executive compensation philosophy, policies and objectives, including the rationale underlying each element of executive compensation;

•	tally sheets and mockups of executive compensation tables (which will ultimately be incorporated into the Proxy Statement) containing the following information with respect to each executive officer:

o	total compensation and the components thereof (base salary, annual incentive bonus, long-term incentive compensation, stock options and other stock grants),

o	future compensation including, without limitation, long-term incentive plans,

o	post-termination compensation,

o	perquisites, and

o	certain elements of past compensation;

•	benefit programs;

•	the relative pay relationships within the executive leadership team;

•	job performance, responsibilities and experience of each executive officer;

•	competitive issues relevant to recruiting and retaining executive officers, including the compensation policies and practices of our peers; and

•	the potential for behavioral or other risks associated with the incentive plan design or operation.

Role of the Independent Compensation Consultant

The Committee engaged Pearl Meyer & Partners (“PM&P”) in 2004 as its independent advisor to advise the Committee on certain compensation issues from time to time.

In 2013, the Committee considered PM&P to be independent based on the following factors:

•	the Committee had the sole ability to engage and terminate PM&P; and

•

except with respect to the limited work for the Company described below, PM&P received all of its assignments with regard to executive compensation matters directly from the Committee (or the Corporate Governance Committee with respect to assignments relating to non-employee director compensation).

The Committee also took into consideration the following six factors in its ongoing evaluation of PM&P’s independence as a compensation consultant and potential conflicts of interest with the Company:

•	the provision of other services to the Company by PM&P;

•	the amount of fees PM&P receives from the Company, as a percentage of PM&P’s total revenue;

•	the policies and procedures of PM&P that are designed to prevent conflicts of interest;

•	any business or personal relationships between PM&P and members of the compensation committee;

•	any stock of the Company owned by PM&P or its employees; and

•	any business or personal relationships between the compensation advisers employed by PM&P or PM&P itself and executive officers of the Company.

The Committee confirmed that PM&P has not provided other services to the Company, except for Parker’s participation in PM&P drilling industry surveys as a normal participant. This service is further explained below. Further, the fees received by PM&P from the Company are less than 1% of PM&P’s total revenue, and PM&P maintains a Conflicts Policy to prevent conflicts of interest from arising. The PM&P Conflicts Policy also prohibits employees involved with a client engagement from buying or selling client stock not held derivatively. None of the PM&P team members assigned to the Company has any business or personal relationships with members of the Committee or with any executive officer of the Company. PM&P has provided separate certification to Parker regarding its compliance in this area. Accordingly, the Committee continues to believe that its ongoing retention of PM&P does not give rise to conflicts of interest that would jeopardize PM&P’s ability to provide independent compensation advice. During 2013, PM&P provided the following compensation consulting services for the Committee:

•	Compiled marketplace compensation data to assist the Committee in establishing executive compensation for our CEOs and our other NEOs;

•	Assisted the Company in the performance outcomes and the general assessment of the potential impact on the market competitiveness of our annual Incentive Plan and Long-Term Incentive Plans;

•	Reviewed potential cost implications of select NEO employment contract terms;

•

Aided in the Company’s review and determination of its Peer Groups (defined below) for purposes of (a) determining appropriate executive compensation, and (b) determining the Company’s relative performance; and

•

Provided ongoing support and advice to the Committee on other subjects impacting NEO compensation, including the design of the annual incentive program, updates on trends in the marketplace, and the analysis of legislative and regulatory developments.

During 2013, PM&P’s services to the Company (as opposed to the Compensation Committee) were limited to providing the Company with an industry-wide survey of compensation-related data prepared by PM&P and distributed to survey participants, including the Company. As a survey participant, the Company received compiled information in the same format as other participants, and neither the Company nor its executive officers were made aware of specific company results. The fees for participation in these surveys were less than $20,000 per year. PM&P routinely reports its survey activities to the Committee and must inform the Committee of any Company requests for services, of which none were made in 2013 outside of the Company’s survey participation.

Roles of Executives in Establishing Compensation

The CEO plays a key role in determining executive compensation for the other executive officers, excluding the role of Executive Chairman (which was retired as of Mr. Parker’s retirement date on December 31, 2013). The CEO attends the meetings of the Committee regarding executive compensation and discusses his recommendations with the Committee, including his evaluation of the performance of executives based on his direct involvement with such executives. Likewise, the Executive Chairman attended the meetings of the Committee regarding executive compensation and provided his recommendations to the Committee in 2013, including his evaluation of the CEO. These recommendations are considered by the Committee, along with other relevant data from PM&P, in determining its recommendations regarding the base salary and other compensation for such executive officers. Neither Mr. Parker nor Mr. Rich made recommendations regarding his own compensation in 2013. The Committee evaluates such executives’ performance and compensation in multiple executive sessions that exclude any individual whose compensation is being discussed.

Benchmarking

In order to analyze the pay practices within our industry, the Committee examines companies we consider to be our peers - that is, companies comparable in terms of size, industry and market cycle (“Peer Groups”). Utilizing peer groups for benchmarking is one of several tools used to determine appropriate base salaries, annual incentives, long-term incentives and other financial benefits that comprise the total compensation for our executive officers. Compensation data gathered from the SEC filings of our peers is used to benchmark those of our NEOs who have an appropriate match in terms of job function and scope of responsibility. We supplement publicly available proxy data with compensation data from both general and industry-specific surveys. We believe that blending proxy data with survey data provides the Committee with the necessary information to understand the market.

While we believe that competitiveness is a key element in obtaining and retaining quality personnel, there are limitations on comparative pay information in regard to establishing individual executive compensation, including difficulty in comparing equity gains and other compensation. Therefore, the Committee exercises discretion as to the nature and extent of its use of benchmarking data. While we generally target the market median for each element of executive pay, our goal is to use this data as a market guideline rather than a narrow competitive target. This allows us to respond better to changing roles within benchmarked positions and changing business conditions, and to manage compensation more evenly over a career.

We also benchmark against peers when determining appropriate Company performance criteria impacting executive compensation. The Committee considered a range of performance criteria against which to measure Company performance for the purpose of establishing performance-based executive compensation. Criteria the Committee considered include profits; profit-related return ratios; return measures (including, but not limited to, ROCE, return on assets, equity, investment or sales); cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments); earnings (including, but not limited to, TSR, earnings per share or earnings before or after taxes); net sales growth; net earnings or income (before or after taxes, interest, depreciation and/or amortization); gross operating or net profit margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); turnover of assets, capital or inventory; expense targets; margins; measures of health, safety or environmental performance; operating efficiency; customer service or satisfaction; market share; and credit quality and working capital targets. The Committee determined for 2013 the appropriate benchmarks for performance comparison were earnings before interest and taxes (EBIT), ROCE and TSR.

Benchmarking data is utilized as a reference point for the Committee’s determinations regarding appropriate compensation and Company performance criteria, considering all the relevant factors and circumstances, including a review of historic increases in compensation, assessment of internal pay equity and monitoring how well current executive compensation programs are achieving the goals described in the Company’s compensation philosophy.

The Committee, relying on input from executive management and PM&P, periodically reviews the composition of the Peer Groups to ensure it is appropriate for comparative purposes. The following list of peer companies was used by the Committee during 2013 for purposes of establishing appropriate levels and types of compensation for our executives (collectively, the “Compensation Peer Group”):

	Peer Company	FY 2013 Revenues ($MM)	Dec 2013 Market Cap ($MM)
BAS	Basic Energy Services, Inc.	1,262.9	665.9
DRQ	Dril-Quip, Inc.	872.4	4,473.0
HP	Helmerich & Payne, Inc.	3,387.6	9,034.0
HERO	Hercules Offshore, Inc.	858.3	1,042.0
KEG	Key Energy Services, Inc.	1591.7	1,203.0
NBR	Nabors Industries, Ltd.	6,248.6	5,015.0
PES	Pioneer Energy Services Corp.	960.2	500.3
PDS	Precision Drilling Corp.	1,907.6	2,595.0
TTI	Tetra Technologies, Inc.	909.4	973.7
UDRL	Union Drilling, Inc.(1)	—	—
VTG	Vantage Drilling Co.	732.1	558.7
	75th Percentile	1,828.6	4,003.5
	MEDIAN	1,111.6	1,122.5
	25th Percentile	881.7	742.9
PKD	PARKER DRILLING COMPANY	874.2	982.6

(1)

Union Drilling, Inc. was acquired by Sidewinder Drilling, Inc., in November 2012. Union Drilling, Inc.’s information was utilized for benchmarking 2013 compensation but was removed from the Compensation Peer Group in 2013.

In addition, the following list of peer companies was used by the Committee in 2013 to assist in establishing the appropriate performance measurements and against which to measure the Company’s performance targets (the “Performance Peer Group”):

	Peer Company	FY 2013 Revenues ($MM)	Dec 2013 Market Cap ($MM)
BAS	Basic Energy Services, Inc.	1,262.9	665.9
DWSN	Dawson Geophysical Co.	305.3	272.7
HP	Helmerich & Payne, Inc.	3,387.6	9,034.0
HERO	Hercules Offshore, Inc.	858.3	1,042.0
KEG	Key Energy Services, Inc.	1591.7	1,203.0
NBR	Nabors Industries, Ltd.	6,248.6	5,015.0
NGS	Natural Gas Services Group, Inc.	89.2	342.0
PES	Pioneer Energy Services Corp.	960.2	500.3
PDS	Precision Drilling Corp.	1,907.6	2,595.0
SPN	Superior Energy Services, Inc.	4,611.8	4,244.0
TTI	Tetra Technologies, Inc.	909.4	973.7
VTG	Vantage Drilling Co.	732.1	558.7
	75th Percentile	2,277.6	3,007.3
	MEDIAN	1,111.6	1,007.9
	25th Percentile	826.8	544.1
PKD	PARKER DRILLING COMPANY	874.2	982.6

For the reasons that follow, the Committee believes these companies were appropriate peers for the Committee to use for comparative purposes in designing the executive compensation programs and Company performance criteria:

•	Each Compensation Peer was a direct competitor of ours in the drilling industry and broad energy services sector, and provides a foundation for examining industry trends in compensation and benefits;

•

Each Performance Peer is a company in our industry whose financial and stock price performance operates similarly to ours under similar market conditions, allowing for relative ease in financial performance benchmarking;

•	Each Compensation and Performance peer was considered a peer company by certain industry analysts who specialize in tracking the oil and gas drilling industry;

•	Each Compensation and Performance peer was perceived as generally comparable by the stockholder community based on similarities in the nature of the business, customers and business cycles;

•	Each Compensation and Performance peer faced similar financial challenges and risks; and

•

Each Compensation and Performance peer was within an acceptable range of size in terms of revenue and market capitalization – although revenues are the measure of financial size on which we generally place the greatest emphasis for benchmarking purposes.

In evaluating the data from peer companies, the Committee takes into account differences in the size of individual peer companies by using size-adjusted data provided by PM&P as part of its comparative analysis. The Committee uses the size-adjusted data as a basis to include both smaller and larger companies in the Peer Groups, similar to the method used by the investment community in comparing us to other companies. The Committee, in monitoring the peer industry practices, may, over time, make slight modifications to the Peer Groups as our size or the size of our peers change, new competitors emerge, or consolidation occurs within the drilling industry. The Committee will continue to monitor the appropriateness of the Peer Groups with the primary objective of utilizing Peer Groups that provide the most appropriate reference points for the Company as part of the Committee’s competitiveness evaluation.

Tally Sheets/Compensation Tables

The Committee periodically reviews data compiled by the Company and PM&P that provides the Committee with comprehensive information regarding all the elements of actual and potential future compensation that comprise the total compensation package of each executive officer. Such information may be compiled in tally sheets or in the form of draft mockups of executive compensation tables that are later finalized and incorporated into the executive compensation tables in this Proxy Statement. The tally sheets and draft mockups also show the Committee the total dollar amount of each element of the executive officer’s compensation, including cash compensation (base salary and annual incentive compensation), equity awards, benefits and perquisites. Additionally, this draft presentation of the compensation components allows the Committee to see the potential restricted stock unit grants (minimum, target/budget and maximum) from long-term incentive plans, and the potential payouts in post-termination and change-of-control situations pursuant to provisions contained in the employment agreements of the executive officers. The tally sheets or mockups of executive compensation tables provide the Committee with all the relevant information necessary to determine whether the balance between long- and short-term compensation, as well as fixed and variable compensation, is consistent with the overall compensation philosophy of the Company. This information is also used in the Committee’s analysis of each element that comprises the total direct compensation to ensure that the total compensation package for each executive officer is appropriate considering all relevant factors and circumstances.

Risk Management

Several elements of our executive compensation program are designed to promote the creation of long-term value and thereby discourage behavior that leads to excessive or unnecessary risk taking. We have reviewed whether the company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company, and have determined that there are no real or apparent risks in or across the Company’s incentive plans that would or could be considered material. This risk review covered our compensation-related programs described below, and included the component parts of the programs and any potential adverse interactions among the programs. Risk mitigation practices include, among other things, the following:

•	compensation program designed to provide a balanced mix of cash and equity, and annual and long-term incentives and performance metrics (including EBIT, ROCE and TSR);

•

three-year rolling performance periods and long-term stock-based incentive compensation to reward performance over a sustained period of time to prevent excessive risk taking, combined with stock awards which vest ratably over a three year period;

•	a cap on maximum bonuses paid under our annual cash incentive program at 200% of the target bonus;

•	stock ownership guidelines that place our executive officers and directors at risk of losing significant capital if the Company were exposed to inappropriate or unnecessary risks;

•

claw-back provisions in employment contracts, whereby the Committee can seek reimbursement of a previously-paid annual bonus in cases where the Committee has determined that an executive engaged in certain misconduct; and

•	significant Committee discretion to adjust final awards to allow the Committee to mitigate perceived risks.

Relative Size of Major Compensation Elements

When establishing or recommending executive compensation, the Committee considers total compensation payable to an executive officer, forms in which the compensation will be paid, benchmarking data, risk mitigation considerations, and past compensation. The Committee generally seeks to target a balance between annual cash rewards, including base salary and annual incentive compensation (which is dependent on short-term performance), and long-term incentive compensation designed to retain executives and ensure that a significant portion of the total executive compensation is aligned with stockholder interests. The mix of pay actually provided depends in part on achievement of Company performance goals (absolute and relative to our peers) and individual performance goals. The percentage of compensation that is contingent, or “at risk,” typically increases in relation to an executive officer’s responsibilities within the Company. Contingent performance-based incentive compensation for more-senior executive officers constitutes a greater percentage of total compensation than for less-senior executive officers. See “Mix and Allocation of Compensation Components” in the “Compensation Program Design” section below.

Taken as a whole, our executive compensation program is designed so that the individual target compensation level rises as responsibility increases, with the portion of performance-based compensation rising as a percentage of total targeted compensation. One result of this structure is that an executive’s actual total compensation, as a multiple of the total compensation of his or her subordinates, will increase in periods of above-target performance and decrease in times of below-target performance.

Compensation Program Components

Overview

The total compensation package for the executive officers generally consists of a mix of:

•	base salary;

•	annual incentive compensation;

•	long-term incentive compensation;

•	employee benefits and perquisites; and

•	certain benefits originating from termination.

We have chosen these elements, all of which are commonly provided by other companies included in our Peer Groups, in order to support our executive compensation philosophy (i.e., to remain competitive in attracting and retaining executive talent, to drive performance against short- and long-term goals, and to promote alignment with stockholders). We pay base salary at a level we believe is sufficient to be competitive, and generally target the market median as reported to the Committee by PM&P. We also provide our executives employee benefits that are provided to our employees generally, such as medical, life, disability and travel accident insurance, as well as participation in our 401(k) plan.

In addition to base salary and benefits, we provide additional compensation, a significant portion of which is performance-based variable compensation. Further information on the relative size of the different elements of compensation is contained in this discussion under “Relative Size of Major Compensation Elements” above. We believe that a mix of fixed and variable compensation will motivate our executives to achieve our business goals and thereby increase stockholder value.

Mix and Allocation of Compensation Components

The targeted mix of total direct compensation (base salary, plus annual incentive compensation, plus the fair value of long-term incentive awards on the date granted) varies by executive, as shown in the charts below. The targeted and actual mix may shift from year to year based on the composition and number of the executives and actual performance, as demonstrated below for the year 2013:

Pay Mix

Base Salary

We review base salaries annually and target base compensation at or near the median base salary of the market, but we may exercise discretion to deviate from market-median practices for individual circumstances as we deem appropriate to achieve the Company’s compensation and retention goals. In making our adjustments to base salary, we also consider past compensation paid to each executive as well as their time in position, performance, responsibilities and experience. The 2013 base salaries for our NEOs are reported in the Summary Compensation Table which follows this CD&A.

Annual Incentive Compensation Plan (the “ICP”)

The ICP is the short-term incentive compensation element of our compensation program awarded on an annual basis. It is a cash-based performance incentive program designed to motivate and reward our executive officers as well as other employees for their contributions to achieving annual business goals that we believe create stockholder value.

Under the ICP, actual performance is compared against a scorecard of specific performance measures and associated targets approved by the Committee each year. The results of this comparison dictate the ultimate amount of the payout for each individual. The ICP includes a clawback provision that allows the Committee to exclude an executive from participating in the ICP or to seek reimbursement of a previously paid ICP bonus in cases where it was ultimately determined that the executive engaged in certain misconduct, as defined in the ICP.

2013 ICP

In early 2013, the Committee reviewed and approved each performance metric and its related performance measure targets for the 2013 ICP. The performance metrics were developed in alignment with the Company’s strategic plans and the 2013 budget (which was reviewed with the Board) and benchmarked against our Peer Groups. The payout of the ICP could range from zero to a maximum payout amount for each executive. Among our NEOs, the maximum potential payout amounts for 2013 are expressed as a percentage of base salary and are as follows: 200% for the Executive Chairman and the CEO, 150% for senior executives, and 100% for other vice presidents.

Name(1)	Target Award Opportunity (% of Salary)	Maximum Award Opportunity (% of Salary)	FY 2013 Opportunity
			Target Award Opportunity ($)	Maximum Award Opportunity ($)
Mr. Rich, CEO	100%	200%	$567,000	$1,134,000
Mr. Weber, SVP & CFO (2)	75%	150%	$159,231	$318,462
Mr. Parker, Executive Chairman (3)	100%	200%	$425,000	$850,000
Mr. Farmer, SVP & CCO	75%	150%	$285,361	$570,722
Mr. Duplantier, SVP, CAO & General Counsel	75%	150%	$254,577	$509,154

(1)	Mr. Brassfield, our former SVP & CFO, is not included in this list as his departure was announced prior to establishment of the ICP criteria for 2013.
(2)

As part of the incentive required to secure Mr. Weber as the Company’s new CFO, his Employment Agreement contains a negotiated incentive bonus target for 2013 of 75% of his base salary, provided however, that a bonus of not less than $137,500 shall be paid on or before March 15, 2014.

(3)	Mr. Parker’s retirement and separation agreement provides for payment of his 2013 ICP. See page 45 for a discussion of payments Mr. Parker received in connection with his retirement.

The target payout for any performance metric is based on a budgeted factor. The “threshold,” “target/budget” and “maximum” payouts for 2013 under the ICP are provided in the table titled: “2013 Grants of Plan-Based Awards Table” found on page 49 of this Proxy Statement. To align the executives’ performance with the interests of our stockholders, each performance metric is weighted relative to its potential impact on the performance of the Company. For each of the NEOs, the ICP payout in 2013 was based on achievement of weighted performance metrics that are closely aligned with our stockholders’ interest, individual performance and Committee discretion.

Performance Measure (1)	Percent of Total Bonus Determination (Weight)	Measurement Indicator
EBIT (Earnings before interest & taxes)	30%	Shows effectiveness of managing profitable growth and cost management
ROCE (Return on Capital Employed)	30%	Measures management’s ability to generate earnings from the Company’s total pool of capital
Corporate Conduct	15%	A combination of Safety, SOX Compliance, HSE Audit and Ethical Business Compliance & Integrity measures that are important to our stockholders, regulators, customers and the families of our employees
Individual Performance	25%	Measures individual accomplishment of performance goals and other contributions to the Company
TOTAL	100%

(1)

The Committee determined that in 2013 the EBIT and ROCE metrics would exclude all costs incurred as a result of, and all benefits derived from, the acquisition of ITS, in addition to the costs associated with the retirement and separation of Mr. Parker.

In addition to the performance metrics described above, two other performance metrics were built into the 2013 ICP (the “Other Performance Metrics”). The Other Performance Metrics were not weighted and include (i) the occurrence of an event that could have resulted in a catastrophic loss to property or people (5% deduction to payouts) and (ii) the failure rate of testing of internal controls pursuant to SOX in excess of a certain threshold (5% deduction to payouts). These Other Performance Metrics were included not only because they represent management’s attention to safety and to the integrity of our financial statements, but also because management and the Board believe there is a direct correlation between the Company’s performance and safety and financial integrity. As a result, these metrics have a direct impact on stockholder value. If either of the Other Performance Metrics is triggered, the result would be an automatic decrease in total payout of 5% per triggered metric. Additional reductions could be made at the Committee’s discretion.

A performance index, or multiplier, is determined based on the results for each performance metric. For example, a performance index of 1.0 for the executive officers means that the Company achieved the target goal for such performance metric. The performance index is then weighted by multiplying the performance index by the weighting factor assigned to the performance metric in the table below. The weighted performance indices are then added, with the sum representing the overall performance index used to calculate the payment to the individual executive, subject to the Committee applying discretion to adjust the payment based on factors it determines are appropriate. The performance metrics, weighting factors, performance measure targets for the ICP, and the actual results for 2013 are set forth below:

2013 Incentive Compensation Plan Calculations

	Weighting	Threshold	Goal	Maximum	Actual	Performance Index
EBIT ($ in MM)	30.0%	$99.9	$133.2	$166.5	$116.1	0.74

ROCE	30.0%	5.0%	6.7%	8.4%	6.2%	0.85

Corporate Conduct	15.0%	0.50	1.00	2.00	0.75	0.75

				Corporate Factor (75% of Payout)		0.79

Performance below the minimum threshold results in a zero performance index for that particular element. The final performance index is then multiplied by each executive officer’s base salary and by 0.75 to establish that part of the payout that is based on company results. After applying the financial results and other performance results of the Company for 2013 to the scorecard, the Committee determined that the non-individual-related performance index was 0.79.

The Committee also reviewed individual NEO performance for 2013 and the CEO’s and Executive Chairman’s recommendations regarding individual performance factors when determining final ICP payouts. The actual payouts for the NEOs for 2013 are shown in the table below and included in the Summary Compensation Table immediately following this CD&A.

2013 Individual ICP Award Calculations

Participant	FY 2013 Target Award Opportunity (% of Salary)	X	FY 2013 Salary ($)	X	Combined Factor	=	ICP Award
Mr. Rich (1)	100%		$567,000		96.8%		$548,572
Mr. Weber (1)	75%		$212,308		96.8%		$154,056
Mr. Brassfield (2)	n/a		n/a		n/a		n/a
Mr. Parker (1)	100%		$425,000		96.8%		$411,188
Mr. Duplantier (1)	75%		$346,213		96.8%		$251,221
Mr. Farmer (3)	75%		$380,481		84.3%		$240,416

(1)	Reflects an individual performance factor of 1.50.
(2)	Mr. Brassfield left the Company on April 30, 2013. See page 45 for a discussion of payments Mr. Brassfield received in connection with his departure from the Company.
(3)	Reflects an individual performance factor of 1.00.

Given the desire to maintain flexibility in the plan design and the use of discretion where appropriate, the Committee has determined that at this time the flexibility is sufficiently important to not grant awards this year under the performance-based exception provided under Internal Revenue Code Section 162(m). The Committee will continually monitor the compensation plans and the potential benefits of the additional deductibility in the future. See “Impact of Accounting and Tax Treatments”.

2010 Long-Term Incentive Plan

Our 2010 Long-Term Incentive Plan, as Amended and Restated (the “2010 LTIP”) approved by the stockholders in May 2013 allows for grants of long-term incentive awards in the form of cash, stock options, restricted stock and/or stock appreciation rights. The awards can be based on any one or more of a number of performance criteria, including profits; profit-related return ratios; return measures (including, but not limited to, return on assets, capital, equity, investment or sales); cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments); earnings (including, but not limited to, total shareholder return, earnings per share or earnings before or after taxes); net sales growth; net earnings or income (before or after taxes, interest, depreciation and/or amortization); gross operating or net profit margins; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); turnover of assets, capital or inventory; expense targets; margins; measures of health, safety or environmental performance; operating efficiency; customer service or satisfaction; market share; and credit quality and working capital targets. All of these performance criteria are referenced in the 2010 LTIP, and may be measured in absolute terms or relative to our Performance Peer Group.

The Committee believes that the interests of our stockholders are best served when a significant percentage of our executives’ compensation is comprised of equity-based and other long-term incentives that appreciate in value upon increases in the share price of our Common Stock and other indicators that reflect improvements in business fundamentals relative to our peers. We also intend for our equity-based incentive awards to act as a retention tool for our executives, especially through the use of time-vesting conditions on some equity awards. Consistent with our compensation philosophy, the Committee seeks to target equity-based and long-term incentive awards which generally reflect the market-median value of annual stock awards.

2013 Long-Term Incentive Awards

In May 2013, the Committee reviewed and considered recommended awards for each of the executive officers. After due consideration and pursuant to its authorization under the 2010 LTIP, during 2013 the Committee approved three-year incentive awards (“2013 LT Incentive Awards”). PM&P assisted the Committee in the formulation of the 2013 LT Incentive Awards, including developing relative performance targets which will determine ultimate payouts, as well as reviewing and structuring the allocation of payout between time-based restricted stock units and performance-based units. The primary goals of the 2013 LT Incentive Awards are to (a) align management’s compensation with stockholders’ interests, (b) incentivize top management to make good long-term decisions, and (c) obtain and retain executives. It is the intent of the Committee that long-term compensation awards like the 2013 LT Incentive Awards will substantially replace the traditional grants of stock options or restricted stock for executive officers, subject to exceptional circumstances where a unique award is appropriate to attract or retain key personnel. These awards also provide an opportunity for increased equity ownership by the executives to further strengthen the link between the creation of stockholder value and long-term incentive compensation and aligning the interests of the two groups.

Similar to the ICP, the 2013 LT Incentive Awards are consistent with the Company’s philosophy of tying a significant portion of each executive’s compensation to performance, thereby strengthening the link between executive compensation and stockholder interests. This plan differs from the ICP in that it also provides long-term retention benefits because the executive officers must remain in the employ of the Company for three years from the grant date of the awards in order to receive the full benefit, subject to certain exceptions.

Under the 2013 LT Incentive Awards, the executive officers and certain key personnel may earn incentive compensation which is allocated as follows:

•	40-60% of the total target compensation will be in time-based restricted stock units which vest annually on a pro-rata basis over the three year performance period and

•

40-60% of the total target compensation will be in performance-based units tied to performance targets established at the commencement of the performance period (one-half of which are stock-based units (“Performance Stock Units”) and are based on TSR relative to the Performance Peer Group and the other half of which are cash-based units (“Performance Cash Units”) and are based on ROCE relative to the Performance Peer Group).

•

For Messrs. Rich and Parker, who have the same performance criteria, 40% of the total target compensation is in time-based restricted stock units and 60% of the total target compensation is in performance-based units. For Messrs. Weber, Farmer and Duplantier, 50% of the total target compensation is in time-based restricted stock units and 50% of the total target compensation is in performance-based units.

Parker’s performance will be ranked annually within the Performance Peer Group, and then each annual measure will be weighted, resulting in the application of a single multiplier to the target award value under each performance measure. In order for performance-based units to be earned at the end of a performance period, the minimum performance goals must be met as outlined in the tables that follow. These tables demonstrate that the Performance Stock Units have a maximum payout of 2.5 times the number of shares granted. The Performance Cash Units have an upside potential of 2 times the value of the units granted. The Committee retains the discretion to adjust the performance-based awards down by 20%. If the minimum performance goals are not met, there will be no payout in shares or cash. Generally, performance-based units and time-based restricted stock unit grants will be forfeited if they are not vested prior to the date the executive officer terminates his employment. Subject to the Committee’s discretion, grants under the 2013 LT Incentive Awards will be forfeited if the executive’s employment is terminated prior to the end of the Performance Period, except in the following situations - all of which would be governed by the applicable tax rules:

•	death or disability would result in 100% immediate vesting of all time-based restricted stock units and 100% immediate vesting of all performance-based units at a 1.0 multiplier level;

•

retirement would result in a pro-rata vesting of time-based restricted stock units and forfeiture of outstanding performance-based units. Retirement is defined as voluntary termination after age 60 having completed at least 5 years of service with the Company;

•

involuntary termination without cause (other than within 2 years following a change in control) would result in a pro-rata vesting of time-based restricted stock units and forfeiture of outstanding performance-based units; and

•

involuntary termination without cause within 2 years following a change in control would result in 100% immediate vesting of all time-based restricted stock and 100% immediate vesting of all performance-based units at a 1.0 multiplier level.

Pursuant to the 2013 LT Incentive Awards, the Committee will rank the Company’s performance within the Performance Peer Group as of December 31st of each calendar year within the three-year performance period and apply the appropriate weighting and award multiplier from the following tables:

Relative TSR Ranking		Award Multiplier
1	100%	2.50	Maximum
2		2.05
3	75%	1.70
4		1.42
5		1.21
6		1.07
7	50%	1.00	Target
8		0.75
9		0.50
10	25%	0.25	Threshold
11		0.00
12		0.00
13		0.00

Performance Stock Unit Metrics

As of	Description	Weighting
12/31/2013	Single Year TSR	20%
12/31/2014	Cumulative TSR (2013-14)	30%
12/31/2014	Cumulative TSR (2013-15)	50%

ROCE Ranking		Award Multiplier
1	100%	2.00	Maximum
2		1.83
3		1.67
4	75%	1.50
5		1.33
6		1.17
7	50%	1.00	Target
8		0.75
9		0.50
10	25%	0.25	Threshold
11		0.00
12		0.00
13		0.00

Performance Cash Unit Metrics

As of	Description	Weighting
12/31/2013	Single Year ROCE	20%
12/31/2014	Average ROCE (2013-14)	30%
12/31/2014	Average ROCE (2013-15)	50%

2011 Long-Term Incentive Program Award

In March of 2011 the Company granted awards under the 2011 Long-Term Incentive Program (“2011 LT Incentive Program”). Two-thirds of the awards were granted as performance-based units, with the payout based on the Company’s relative TSR and ROCE over the three-year performance period of 2011-2013. The other one-third of the awards was granted as time-vested restricted stock units which will cliff vest in July of 2014. The performance-based units vested following the closure of the three-year performance period on December 31, 2013 and the Compensation Committee’s certification of the awards under the 2011 Long-Term Incentive Program. The awards were paid out in cash, at 87.5% of target, reflecting a relative TSR payout factor of 175% and a ROCE payout factor of 0% for the three-year performance period.

2011 LT Incentive Award Calculations

Executive	2011 Target TSR	2011 Payout TSR	2011 Target ROCE	2011 Payout ROCE	Total Payout
Mr. Parker, Executive Chairman	$626,678	$1,096,687	$626,678	$0	$1,096,687
Mr. Duplantier, SVP, CAO & General Counsel	$137,200	$240,100	$137,200	$0	$240,100

Use of Equity from the 2010 LTIP

As noted above, the 2010 LTIP authorizes the granting of traditional awards of stock options and restricted stock in addition to the annual incentive cash compensation and the long-term incentive equity awards described throughout this CD&A. The Committee has adopted a general practice, in line with its competitive markets, that restricted stock unit and performance unit awards are preferred over stock options. Accordingly, since 2002, stock option grants to executive officers generally have been made only in connection with the hiring of executive officers. No stock option grants have been made since 2009, and the Company has not established a policy regarding the timing of stock option grants. Full value restricted stock and restricted stock units will continue to be a significant component of the equity grants due to the following: (a) the additional amount of share usage required with options, and (b) the wide-spread industry practice of granting full value shares down to key management and employees within the organization.

Stock Ownership Guidelines

Our Board believes that all non-employee directors and certain executive officers should own and hold Common Stock of the Company to further align their interests and actions with the interests of the Company’s stockholders. As a result, the Board has adopted stock ownership guidelines that require each non-employee director to achieve ownership of a number of qualifying shares with a market value equal to a multiple of five times the director’s annual cash retainer.

Ownership requirements have also been established for the Company’s executives. Mr. Rich, as CEO, is required to achieve ownership of a number of qualifying shares with a market value equal to five times his annual base salary within five years of his date of hire. Messrs. Weber, Duplantier and Farmer are each required to achieve ownership of qualifying shares of three times his annual base salary within five years of their respective dates of hire. Once the director or executive achieves the required stock ownership level based on market value, the ownership requirement becomes fixed at the number of shares owned at that time, regardless of subsequent fluctuations in the market price of the Company’s stock. “Qualifying shares” include shares owned outright by the director or executive (or the immediate family members of such individuals), shares held in a partnership or trust for the benefit of such individual, shares held in the Company’s 401(k) Plan, and shares representing the net after-tax proceeds of unvested restricted stock units.

Given that the aim of the Company’s Stock Ownership Guidelines is to ensure that the Company’s non-employee directors and executives have a direct personal financial stake in the Company’s performance, hedging transactions could be contrary to that purpose. Accordingly, our non-employee directors and executives are strictly prohibited from implementing hedging strategies or transactions using puts, calls or other types of derivative securities based upon the value of the Company’s Common Stock.

Perquisites and Other Personal Benefits

Consistent with our compensation philosophy, we provide certain perquisites to our executive officers which the Company and the Committee believe are reasonable and which better enable the Company to attract and retain employees for key positions. The Committee periodically reviews the levels of perquisites provided to the NEOs.

Certain of the executive officers are provided with a car allowance, life insurance, and home use of computer equipment. Personal use of corporate aircraft by the Executive Chairman, CEO and other senior managers is permitted, subject to the Company’s Corporate Aircraft Policy. Under the policy, personal use of corporate aircraft by persons other than the Executive Chairman and the CEO requires approval of the CEO. Business use of corporate aircraft is given priority over personal use in all instances. Executives using company-owned aircraft for personal matters are imputed taxable income in accordance with the rules of the Internal Revenue Service and the incremental cost to the Company of such usage is reported in this Proxy Statement as required. The Company does not provide additional payments to cover taxes on income attributed to the individual based on use of corporate aircraft. Specific information regarding these perquisites and the incremental cost to the Company for providing these perquisites are set forth in the Summary Compensation Table and in the footnotes on pages 47-48 of this Proxy Statement.

In addition, the Company sponsors the defined contribution 401(k) Plan in which substantially all U.S. employees (including the executives) are eligible to participate. The Company matches 100 percent of each participant’s pre-tax contributions in an amount not exceeding 4 percent of the participant’s compensation and 50 percent of each participant’s pre-tax contributions in an amount not exceeding two percent of the participant’s compensation, up to the maximum amounts of contributions allowed by law. Employees become 100 percent vested in the employer match contributions immediately upon participation in the Plan. Currently, the Company match is made in shares of Company stock.

Impact of Accounting and Tax Treatments

Section 162(m) of the Code limits corporate tax deductions for certain executive compensation over $1 million. Certain types of performance-based compensation are excluded from this limitation only if performance criteria for a particular award are specified in detail within specified time periods with respect to each year and stockholders have approved the criteria. While our executive compensation programs in recent years have a material performance-based component, not all of our performance-based compensation qualifies as “performance-based” under Section 162(m). The Committee remains aware of these provisions and in the future will continue to assess the applicability of these provisions to future grants under the 2010 LTIP.

Employment Agreements

Each of the NEOs has an employment agreement with the Company. The employment agreements have initial terms with automatic repeating extensions of one year. In general, the employment agreements provide for the following benefits:

•	payment of base salary, which may be increased upon review by the CEO (or the Board in the case of Mr. Rich) on an annual basis but cannot be reduced except with consent of the executive;

•	payment of annual target incentive bonuses of 100% of salary for Mr. Rich, and 75% for Messrs. Weber, Farmer and Duplantier; and

•	eligibility to receive equity awards and to participate in other benefits, including without limitation, paid vacation, the 401(k) Plan, health insurance and life insurance.

The employment agreements also restrict the executive officers from engaging in business that competes with the Company and from soliciting employees of the Company for one year after their employment with the Company terminates. In addition, the employment agreements provide that any severance payments are subject to forfeiture if the non-competition, non-recruitment or non-solicitation covenants in their employment agreements are violated or if the Company learns of facts that would have resulted in a termination for cause. None of the employment agreements provides for a gross-up in the event the executive is entitled to benefits which constitute parachute payments subject to an excise tax under the Internal Revenue Code.

Post-Termination Benefits

General Policy and Practices – Severance and Change in Control

The employment agreements with the Company’s executive officers also provide for the payment of severance and other post-termination benefits upon the occurrence of specified events, including termination of employment (with and without good reason or cause) and a change in control of the Company. Information regarding the specific payments that are applicable to each termination event, as well as the effect on unvested equity awards, is provided under the heading “Potential Payments Upon Termination” beginning on page 53 of this Proxy Statement.

The terms of the employment agreements for the Executive Chairman and the CEO were based primarily on the key terms contained in the employment agreements of our peer companies. Although peer comparisons were a factor in negotiating employment agreements with our other executive officers, a significant factor in the negotiation of termination of employment provisions included in their employment agreements was the provision of a fixed amount of compensation intended to offset any potential loss of compensation from leaving their prior employers or from choosing the Company’s offer of employment over other employment opportunities. As part of the analysis conducted when negotiating, the Committee weighs the aggregate potential obligations of the Company that would result from hiring the executive against the potential value created by adding the executive to our management team.

The Company and the Committee believe that the terms and conditions of the employment agreements with the executives are reasonable and will help the Company retain the talent needed to achieve the objectives of our strategic plan. In particular, the severance agreements, in the event of a change in control, will allow our executives to focus their attention on the performance of their duty to act in the best interests of the stockholders without being concerned about their job security. We believe this is instrumental in promoting continuity of executive management. Post-termination payments payable to our NEOs under certain events are discussed in the table and accompanying narrative in the section titled “Potential Payments Upon Termination”.

Actions in 2013 and 2014

On February 11, 2013, the Company announced that Mr. Brassfield, the Senior Vice President and Chief Financial Officer, would leave the Company effective April 30, 2013. In connection with Mr. Brassfield’s departure, he received the following compensation:

•	base salary through April 30, 2013, and accrued but unused vacation time in accordance with the Company’s customary policy for all employees;

•	a grant of restricted stock units commensurate with the position of the CFO and annual cash bonus with respect to 2012 performance under the Company’s incentive compensation plan;

•	a lump-sum cash severance amount equal to the sum of (a) $864,583 plus (b) $163,778 (which equates to 39,752 multiplied by the closing price for the Company’s Common Stock on April 30, 2013);

•	pro rata vesting of restricted stock grants as of April 30, 2013; and

•	medical insurance coverage for Mr. Brassfield and his covered dependents until April 30, 2015, followed by 18 months of COBRA coverage at his expense.

On May 9, 2013, the Committee approved the compensation arrangement and employment agreement for the Company’s new Senior Vice President & CFO, Christopher T. Weber. Under the terms of the employment agreement, Mr. Weber is entitled to receive an annual base salary of $345,000, and he also received an initial equity award valued at $1.2 million, which is scheduled to vest as follows:

Vesting Date	% Units Vested

May 19, 2014	33 1/3%

May 19, 2015	33 1/3%

May 19, 2016	33 1/3%

Under the employment agreement, the initial term of Mr. Weber’s tenure as CFO continues through April 30, 2015.

On November 4, 2013, the Company announced that Mr. Parker, the Executive Chairman, would retire as an employee of the Company effective December 31, 2013. The Company and Mr. Parker have entered into a retirement and separation agreement pursuant to which Mr. Parker continues to serve as Chairman of the Company’s board of directors until the annual meeting of stockholders to be held in 2014, at which time Mr. Rich, the Company’s CEO, will be nominated to serve in that role and Mr. Parker will stand for reelection to the board for an additional three-year term. To facilitate the transition of Mr. Parker’s responsibilities to Mr. Rich, the retirement and separation agreement also provides that Mr. Parker received or will receive the following compensation:

•	base salary through December 31, 2013, and accrued but unused vacation time in accordance with the Company’s customary policy for all employees;

•	an annual cash bonus with respect to 2013 performance under the Company’s incentive compensation plan;

•	a lump-sum cash severance amount equal to the $2,488,024;

•	pro rata vesting of restricted stock grants and performance units as of December 31, 2013;

•	medical insurance coverage for Mr. Parker and his covered dependents until December 31, 2015, followed by 18 months of COBRA coverage at his expense; and

•

$250,000 in each of 2015, 2016 and 2017 in exchange for Mr. Parker’s agreement to provide additional support to the Company when needed in matters where his historical and industry knowledge, client relationships and related expertise could be of particular benefit to the Company’s interests. This compensation is in addition to the other compensation and benefits to which he will be entitled as a non-employee director of the Company and will be paid provided that he remains a director of the Company on the dates such payments are due.

In 2013 and 2014, the Committee reviewed the base salaries of the executives. As a result of these reviews, to ensure the competitiveness of certain executives’ compensation and to re-define the roles of some executives as the Company transitions to a matrix management structure, the Committee recommended changes to the titles and base salaries of certain of the Company’s executive leadership, as outlined below:

Executive	Prior Position	2013 Annual Salary	New Position	New Annual Salary(1)	Percent Increase
Mr. Rich	President and Chief Executive Officer	$567,000	[no change]	$650,000	14.5%
Mr. Farmer	Vice President – Operations	$382,500	Senior Vice President - EMEA	$393,975	3.0%
Mr. Duplantier	Senior Vice President and General Counsel	$352,400	Senior Vice President, Chief Administrative Officer and General Counsel	$387,640	10%
Mr. Weber	Senior Vice President and Chief Financial Officer	$345,000	[no change]	379,500	10%

(1)	New salaries take effect April 6, 2014.

On March 10, 2014 the Committee considered and approved the payment of annual incentive bonuses for certain executive officers for the year 2013 and paid in 2014. See the chart entitled “2013 Individual ICP Award Calculations” on page 38 for the amounts paid. The Committee also considered and approved the payout of performance units awarded under the 2011 LTI Program. See the chart entitled “2011 LT Incentive Award Calculations” on page 41 for the amounts paid.

COMPENSATION COMMITTEE REPORT

The Committee of the Company has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the CD&A be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Roger Plank, Chairman

George J. Donnelly

Robert W. Goldman

R. Rudolph Reinfrank

Peter C. Wallace

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid or earned by each person serving as the principal executive officer (“PEO”) and the Principal Financial Officer (“PFO”), and the other three most highly compensated executive officers of the Company, other than the PEO and the PFO, for the year ended December 31, 2013. Collectively, the officers listed in the following table are referred to as the “Named Executive Officers” or “NEOs”. A description of the material terms of the employment agreements, or termination agreements for the NEOs is found on page 43 of this Proxy Statement.

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation (3) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Mr. Rich (4) – PEO/President and CEO	2013	$567,000	$1,325,756	$548,572	$24,592	$2,465,920
	2012	$141,750	$1,500,003	$311,750	$200	$1,953,703

Mr. Weber (5) – PFO/Senior Vice President and CFO	2013	$212,308	$542,017	$154,056	$4,777	$913,158
	2012	$0	$0	$0	$0	$0
	2011	$0	$0	$0	$0	$0

Mr. Brassfield – PFO/ Senior Vice President and CFO	2013	$114,011	n/a	$0	$16,095	$130,106
	2012	$324,642	$184,108	$162,807	$37,548	$709,105
	2011	$311,611	$234,341	$406,369	$28,475	$980,796

Mr. Parker – Executive Chairman of the Board	2013	$425,000	$993,733	$1,507,875	$29,047	$2,955,655
	2012	$545,031	$568,057	$419,674	$40,848	$1,573,610
	2011	$469,910	$775,407	$989,725	$93,456	$2,328,498

Mr. Duplantier – SVP, CAO and General Counsel	2013	$346,213	$553,643	$491,321	$26,783	$1,417,960
	2012	$325,470	$184,108	$174,058	$29,248	$712,883
	2011	$304,629	$169,762	$211,717	$22,817	$708,925

Mr. Farmer – SVP and COO	2013	$380,481	$600,932	$240,416	$12,750	$1,234,579
	2012	$358,419	$209,617	$100,000	$17,611	$685,648
	2011	$125,000	$817,706	$0	$0	$942,706

(1)

The amounts in column (d) reflect restricted stock units granted in each year, and the Performance Stock Units granted in 2013. The amount reflected for each such award is the grant-date fair value calculated in accordance with ASC Topic 718. For performance-based shares the value is estimated at the target number of shares granted, though the potential maximum payout is 2.5 times the number of shares granted.

(2)

For Messrs. Parker and Duplantier, the amounts in column (e) for 2013 reflect both: (i) cash awards earned by the named individuals under the 2013 ICP, which is discussed in further detail under the heading “Compensation Discussion and Analysis — Compensation Program Components — Annual Incentive Compensation Plan” (the “ICP”) and (ii) payouts of performance-based units granted under the 2011 LTI Program and described in further detail under the heading “Compensation Discussion and Analysis — 2011 Long-Term Incentive Program Award.” The performance-based units were denominated in dollars and were payable in either cash or Common Stock or a combination of cash and Common Stock after the completion of the 3-year performance period. The full value of the performance-based units were paid in cash effective March 14, 2014. The amounts included in the table represent the cash value of the Committee-approved payouts at 87.5% of target, reflecting the Company’s relative TSR and relative ROCE performance versus our Performance Peer Group over the three-year performance period, 2011-2013. Messrs. Rich, Weber, and Farmer did not participate in the 2011 LT Incentive Program. Consequently, the amounts in column (e) for Messrs. Rich, Weber and Farmer reflect only cash awards earned under the annual ICP. Mr. Brassfield’s 2013 ICP and 2011 performance-based units were forfeited upon termination on April 30, 2013.

(3)	The amounts in column (f) include for each NEO the following:
a.

matching contributions made by the Company to each NEO pursuant to the 401(k) Plan, which for 2013 were $9,813 for Mr. Rich, $4,777 for Mr. Weber, $11,941 for Mr. Brassfield, $12,750 for Mr. Parker, $14,783 for Mr. Duplantier, and $12,750 for Mr. Farmer;

b.	a car allowance, which for 2013 was $12,092 for Mr. Parker, $4,154 for Mr. Brassfield, and $12,000 for Mr. Duplantier; and
c.	the aggregate incremental cost to the Company for NEO’s use, if any, of the Company aircraft, which for 2013 was $4,204 for Mr. Parker, and $14,779 for Mr. Rich.
(4)	Mr. Rich was hired in October, 2012.
(5)	Mr. Weber was hired in May, 2013.

2013 GRANTS OF PLAN BASED AWARDS TABLE

The following table provides additional information on stock awards and equity and non-equity incentive plan awards made to our NEOs during 2013.

Name	ICP or Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mr. Rich	ICP	283,500	567,000	1,134,000

	5/20/2013	100,359	501,795	1,003,590	113,636	568,181	1,420,453	157,500	757,575

Mr. Weber	ICP	79,615	159,231	318,462

	5/20/2013	31,913	159,563	319,125	36,134	180,672	451,681	75,124	361,344

Mr. Brassfield	n/a	—	—	—	—	—	—	—	—

Mr. Parker	ICP	212,500	425,000	850,000

	5/20/2013	75,225	376,125	752,250	85,177	425,885	1,064,714	118,056	567,847

Mr. Farmer	ICP	142,680	285,361	570,722	—	—	—	—	—

	5/20/2013	35,381	176,906	353,813	40,062	200,311	500,776	83,289	400,621

Mr. Duplantier	ICP	129,830	259,660	519,320	—	—	—	—	—

	5/20/2013	32,597	162,985	325,970	36,910	184,548	461,369	76,735	369,095

(1)

The amounts shown in columns (c) through (e) reflect potential bonus payouts under the 2013 ICP described in further detail under the heading “Annual Incentive Compensation Plan” in the Compensation Discussion and Analysis (CD&A) and potential payouts of Performance Cash Units indicated by the date granted on May 20, 2013, and described in further detail under the heading “2013 Long Term Incentive Awards.” With respect to potential bonus payouts under the 2013 ICP, the amount in column (c) is 50% of the executive’s annual incentive target, and is the amount that the executive would earn if threshold targets are achieved. The amount in column (d) reflects target bonus amount for each executive. The amount in column (e) reflects the maximum possible bonus amount which is 200% of the executive’s annual incentive target. Mr. Rich’s and Mr. Parker’s incentive target was 100% of their base salary, and the incentive target for the other executive officers was 75% of base salary.

With respect to potential payouts of performance-based units granted in 2013, the amount in column (c) is 25% of the target value of the Performance Cash Units, which is the amount that the executive would earn if only a minimum threshold target was achieved, and the Committee chose to decrease the final award by 20%. Column (d) reflects the target value of the Performance Cash Units, and column (e) reflects the maximum possible payout, which is 200% of the target value. The Performance Cash Units are denominated in dollars and are payable in cash after the completion of the 2013-2015 performance period. The amount realized at that time will be based on the Compensation Committee’s determination of performance over the applicable 3 year period.

(2)

The amounts in columns (f) through (h) reflect the potential payout of Performance Stock Units which are described in further detail in the CD&A under the heading “2013 Long Term Incentive Awards.” The amount in column (f) is 25% of the target value of the Performance Stock Units, which is the amount that the executive would earn if only a minimum threshold target was achieved, and the Committee chose to decrease the final award by 20%. Column (g) reflects the target value of the Performance Stock Units, and column (h) reflects the maximum possible payout which is 250% of the target value. The Performance Stock Units are denominated in shares and are payable in shares after the completion of the 2013-2015 performance period. The amount realized at that time will be based on the Compensation Committee’s determination of performance over the applicable 3 year period and the value of the shares at that time.

(3)

In May 2013, the Compensation Committee approved restricted stock unit awards to Messrs. Rich, Weber, Parker, Farmer and Duplantier. All restricted stock units will vest in three equal installments over a three year period.

(4)	The amounts in this column reflect the grant date fair value of the restricted stock units granted on May 20, 2013.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END TABLE

The following table summarizes the equity awards we have made to our NEOs that were outstanding as of December 31, 2013.

	Option Awards				Stock Awards

	(b)	(c)	(e)	(f)	(g)	(h)

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Options Exercised Prices ($)	Options Expiration Date	Number of Shares or Units of Stock that Have not Vested (#) (1) (2)	Market Value of Shares of Stock that Have Not Vested ($) (3)
Name	Exercisable	Unexercisable
Mr. Rich	—	—	—	—	332,325	2,701,802

Mr. Weber	—	—	—	—	336,562	2,736,249

Mr. Brassfield	—	—	—	—	—	—

Mr. Parker	—	—	—	—	—	—

Mr. Farmer					169,470	1,377,791

Mr. Duplantier	—	—	—	—	145,921	1,186,338

(1)	Amounts in column (g) were granted as follows:

•	Mr. Rich – 174,825 RSUs were granted on October 1, 2012, and 157,500 on May 20, 2013.

•	Mr. Weber – All RSUs listed were granted on May, 20, 2013.

•	Mr. Farmer – 43,402 RSUs were granted on 8/15/2011, 42,779 were granted on May 18, 2012 and 83,289 were granted on May 20, 2013.

•	Mr. Duplantier – 31,613 RSUs were granted on March 11, 2011, 37,573 were granted on May 18, 2012, and 76,735 were granted on May 20, 2013.

(2)	Amounts in column (g) vest as follows:

•	Mr. Rich – 104,895 will vest on April 30, 2014; 69,930 on April 30, 2015; 52,500 on May 20, 2014; 52,500 on May 20, 2015; and 52,500 on May 20, 2016.

•	Mr. Weber – 25,042 will vest on May 20, 2014; 25,041 on May 20, 2015; 25,041 on May 20, 2016; 87,146 on April 19, 2015; 87,146 on April 19, 2016; and 87,146 on April 19, 2017.

•

Mr. Brassfield – In connection with the Separation Agreement entered into between Mr. Brassfield and the Company on February 8, 2013, Mr. Brassfield received pro rata vesting of restricted stock grants as of April 30, 2013. All remaining shares were forfeited.

•

Mr. Parker – In connection with the Separation Agreement entered into between Mr. Parker and the Company on November 1, 2013, Mr. Parker received pro rata vesting of restricted stock grants as of December 31, 2013. All remaining shares were forfeited.

•	Mr. Farmer – 43,402 will vest on August 15, 2014; 42,779 on May 18, 2015; 27,763 on May 20, 2014; 27,763 on May 20, 2015; and 27,763 on May 20, 2016.

•	Mr. Duplantier – 31,613 will vest on March 11, 2014; 25,579 on May 20, 2014; 37,573 on May 18, 2015; 25,578 on May 20, 2015, and 25,578 on May 20, 2016.

(3)	Market value based on closing price of Company Common Stock on December 31, 2013 of $8.13 per share.

2013 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides additional information about the value realized by our NEOs on vesting of stock awards during 2013.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting ($)(1)
Name and Principal Position	Exercisable	Unexercisable

Mr. Rich	—	—	174,825	720,279

Mr. Weber	—	—	—	—

Mr. Brassfield	—	—	103,392	436,497

Mr. Parker	—	—	430,724	3,055,557

Mr. Farmer	—	—	43,403	254,776

Mr. Duplantier	—	—	33,655	212,363

(1)	The value was based on the closing price of Company Common Stock on date of vesting or on the preceding business day if the date of vesting fell on a holiday or weekend.

POTENTIAL PAYMENTS UPON TERMINATION

The tables below reflect the amount of compensation to each of the NEOs in the event of termination of such executive’s employment. The amount of compensation payable to each NEO upon voluntary termination, normal retirement, involuntary not-for-cause termination, termination by the executive for good reason, for cause termination, termination within two years following a change in control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2013, and reflect the executive’s current base salary and agreement terms. For information regarding the payments upon termination made to Messrs. Brassfield and Parker, please refer to the section entitled “Actions in 2013 and 2014” beginning on page 45.

For each NEO a “change in control” is generally defined to include the acquisition by a person of 50% or more of the Company’s voting power, specified changes in a majority of the Board of Directors, a merger resulting in existing stockholders having less than 50% of the voting power in the surviving company, the sale or liquidation of the Company and such events as the Board of Directors determines to constitute a change in control.

Voluntary Termination not for Good Reason

In the case of voluntary termination, Messrs. Rich, Weber, Duplantier and Farmer would receive their accrued vacation pay. According to their employment agreements they would not be eligible for any other payments.

Normal Retirement

The terms and conditions of the executive’s restricted stock agreements provide for accelerated vesting in the case of normal retirement, which is defined as voluntary termination at or after age 60 having at least 5 years of service with the company. None of Messrs. Rich, Weber, Duplantier, or Farmer met these criteria as of December 31, 2013.

Involuntary Not for Cause Termination

The executive’s employment agreements provide for a payment of a multiple of base salary and highest bonus (or target bonus, if higher) in the event of involuntary termination without cause. The multiple for Mr. Rich is 2.0, and the multiple for Messrs. Weber, Duplantier, and Farmer is 1.5. The agreements also provide for a prorated payment of the current year ICP, 24 months of post termination health care benefits, payment of accrued vacation pay, and accelerated vesting of a pro-rated number of unvested restricted stock units.

For Cause Termination

If an executive is terminated for cause, the executive is eligible for payout of earned and accrued vacation pay according to company policy, and all other benefits are forfeited.

Voluntary Good Reason Termination

The executives’ employment agreements provide for a payment of a multiple of base salary and highest bonus earned in the past 3 years (or target bonus, if higher) in the event of voluntary termination with Good Reason. The multiple for Mr. Rich is 2.0, and the multiple for Messrs. Weber, Duplantier, and Farmer is 1.5. The agreements also provide for a prorated payment of the current year ICP, 24 months of post termination health care benefits, and payment of accrued vacation pay. The terms and conditions of the restricted stock units do not provide for any acceleration of vesting under this condition, and all unvested restricted stock would be forfeited.

Change in Control

In the event of termination following a change in control, the executives’ employment agreements provide generally that they will receive a payment of a multiple of the highest base salary and the highest annual bonus which was paid during the previous 3 years (unless such sum is less than the sum of their then-current base salary plus their then-current target annual bonus), plus a pro-rata amount of the executive’s then-current target annual bonus, 36 months of continued health benefits, and accrued vacation pay. The multiple for Mr. Rich is 3.0 and for Messrs. Weber, Duplantier, and Farmer the multiple is 2.0. The award agreements for the Restricted Stock Units provide for accelerated vesting of all unvested equity grants and Performance Units under the 2010 Long-Term Incentive Plan.

Death or Disability

In the event of death or disability, executives are eligible for full accelerated vesting of all Restricted Stock Units and Performance Units, and payment of accrued vacation pay. Mr. Rich’s employment agreement provides for 24 months of post-termination health care for himself and his family in the case of disability, and for his family in the case of his death.

The following table describes the value of the potential payments upon termination of each executive under the scenarios described above:

	Mr. Rich	Mr. Weber	Mr. Farmer	Mr. Duplantier
Voluntary Termination not for Good Reason
Accrued Vacation Pay	$65,423	$39,808	$44,135	$40,664
TOTAL:	$65,423	$39,808	$44,135	$40,664
Normal Retirement
	N/A	N/A	N/A	N/A
Involuntary Not for Cause Termination
Cash Severance Compensation	$2,268,000	$756,347	$1,001,792	$910,497
Pro-rata Annual Incentive Compensation	$567,000	$159,231	$285,361	$254,577
Pro-Rata Restricted Stock Vesting	$284,550	$608,055	$490,714	$551,075
Post Termination Health Care	$37,296	$31,944	$37,296	$37,296
Accrued Vacation Pay	$65,423	$39,808	$44,135	$40,664
TOTAL:	$3,222,269	$1,595,385	$1,859,298	$1,794,109
For Cause Termination
Accrued Vacation Pay	$65,423	$39,808	$44,135	$40,664
TOTAL:	$65,423	$39,808	$44,135	$40,664
Voluntary Good Reason Termination
Cash Severance Compensation	$2,268,000	$756,347	$1,001,792	$910,497
Pro-rata Annual Incentive Compensation	$567,000	$159,231	$285,361	$254,577
Post Termination Health Care	$37,296	$31,944	$37,296	$37,296
Accrued Vacation Pay	$65,423	$39,808	$44,135	$40,664
TOTAL:	$2,937,719	$987,330	$1,368,584	$1,243,034
Change in Control
Cash Severance Compensation	$3,402,000	$1,008,462	$1,335,722	$1,213,996
Pro-rata Annual Incentive Compensation	$567,000	$159,231	$285,361	$254,577
Accelerated Restricted Stock Vesting	$2,701,802	$2,736,249	$1,377,791	$1,186,338
Accelerated Performance Unit Vesting	$1,462,151	$464,941	$977,980	$1,155,525
Post Termination Health Care	$55,944	$47,916	$55,944	$55,944
Accrued Vacation Pay	$65,423	$39,808	$44,135	$40,664
TOTAL:	$8,254,320	$4,456,607	$4,076,933	$3,907,044
Death or Disability
Accelerated Restricted Stock Vesting	$2,701,802	$2,736,249	$1,377,791	$1,186,338
Accelerated Performance Unit Vesting	$1,462,151	$464,941	$977,980	$1,155,525
Accrued Vacation Pay	$65,423	$39,808	$44,135	$40,664
TOTAL:	$4,229,376	$3,240,998	$2,399,906	$2,382,527

EQUITY COMPENSATION PLAN INFORMATION

The following table lists the equity compensation plan information for plans approved by stockholders and the equity compensation plans not approved by stockholders as of December 31, 2013:

	A	B	C

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (#) (1)	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN A (#) (2)
Equity compensation plans approved by security holders	—	—	5,130,182

Equity compensation plans not approved by security holders	—	—	—

Total	—	—	5,130,182

(1)	Excludes 3,408,355 shares that could be issued upon the vesting of restricted stock units granted under the 2010 Plan and outstanding as of December 31, 2013.
(2)

As of December 31, 2013, these shares were available for grants of equity-based incentive awards under the 2010 LTIP. As of March 14, 2014, there remained 4,201,846 shares available for issuance, and there were no options outstanding. We had 3,646,234 restricted stock units and performance-based stock units outstanding as of March 14, 2014.

OTHER INFORMATION

If you have questions or need more information about the Annual Meeting, call 281-406-2000, or write to:

Parker Drilling Company

Corporate Secretary

5 Greenway Plaza, Suite 100

Houston, Texas 77046

Whether or not you plan to attend the Annual Meeting, please vote by telephone or Internet or mark, sign, date and promptly return your completed proxy in the enclosed envelope. The toll free number to vote by telephone is at no cost to you. No postage is required for mailing in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON MAY 1, 2014.

Stockholders may view this Proxy Statement and our 2013 Annual Report to Stockholders over the Internet by accessing our website at www.parkerdrilling.com. Information on our website does not constitute a part of this Proxy Statement.

By order of the Board of Directors,

/s/ Jon-Al Duplantier
Jon-Al Duplantier Secretary Houston, Texas March 21, 2014

ANNUAL REPORT

The Company has provided to each person whose proxy is being solicited a copy of its 2013 Annual Report to Stockholders. The Company will provide without charge to each person who requests, a copy of the Company’s Annual Report on Form 10-K (including the financial statements and financial schedules thereto) required to be filed with the Securities and Exchange Commission for the year ended December 31, 2013. Such requests should be directed to Mr. Richard Bajenski, Investor Relations Department, Parker Drilling Company, 5 Greenway Plaza, Suite 100, Houston, Texas 77046.

Stockholders are invited to keep current on the Company’s latest news releases and other developments throughout the year by way of the Internet. The Parker Drilling Company homepage can be accessed by setting your World Wide Web browser to www.parkerdrilling.com for regularly updated information.

ANNUAL MEETING OF PARKER DRILLING COMPANY

Date:	May 1, 2014
Time:	9:00 A.M. (CDT)
Place:	DoubleTree by Hilton Hotel Houston - Greenway Plaza, 6 E. Greenway Plaza, Houston, Texas 77046

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

1:	Election of Class III Directors:				Directors Recommend
		For	Withhold		ê
	01 Robert L. Parker, Jr.	☐	☐		For
	02 Roger B. Plank	☐	☐		For
	03 Gary G. Rich	☐	☐		For
	04 Peter C. Wallace	☐	☐		For

		For	Against	Abstain
2:	To approve, by non-binding vote, executive compensation.	☐	☐	☐	For
3:	Ratify the appointment of KPMG LLP as independent registered public accounting firm for 2014.	☐	☐	☐	For

Authorized Signatures - This section must be

completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Parker Drilling Company

to be held on Thursday, May 1, 2014

for Holders as of March 14, 2014

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:	TELEPHONE

Go To		855-686-4803
www.proxypush.com/PKD
• Cast your vote online.	OR	• Use any touch-tone telephone.
• View Meeting Documents.		• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.
MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Gary G. Rich and Jon-Al Duplantier, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Parker Drilling Company which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

If you plan to attend the Annual Meeting of Shareholders, please bring this portion of the card with you to the meeting as it will serve as your admission ticket to the meeting.

All votes must be received by 5:00 P.M., Eastern Time, April 30, 2014.

All votes for 401(k) participants must be received by 5:00 P.M., Eastern Time, April 28, 2014.

PROXY TABULATOR FOR PARKER DRILLING COMPANY P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — Parker Drilling Company

Annual Meeting of Stockholders

May 1, 2014, 9:00 a.m. (Central Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Gary G. Rich and Jon-Al Duplantier (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Parker Drilling Company (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the DoubleTree by Hilton Hotel Houston - Greenway Plaza, 6 E. Greenway Plaza, Houston, Texas 77046, on Thursday, May 1, 2014 at 9:00 a.m. (CDT) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1.	Proposal 1: Election of Class III Directors;

2.	Proposal 2: To approve, by non-binding vote, executive compensation; and

3.	Proposal 3: Ratify the appointment of KPMG LLP as independent registered public accounting firm for 2014.

The four directors up for re-election are: Robert L. Parker, Jr., Roger B. Plank, Gary G. Rich and Peter C. Wallace.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director and “FOR” each proposal.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box.	☐